Exhibit 4.10

EXECUTION COPY

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 8, 2006 by and among China Sunergy Co., Ltd., a BVI business company organized under the laws of the British Virgin Islands (the “Company”), PraxCapital Fund II, L.P., a limited partnership organized under the laws of the Cayman Islands (the “Investor”), CEEG (Nanjing) PV-Tech Co., Ltd., a Sino-foreign joint venture established under the laws of the PRC (the “Operating Company”), and the persons listed on Exhibit A hereto (the “Purchasers” and each, a “Purchaser”).

RECITALS:

A. The Company is a BVI business company established under the laws of the British Virgin Islands on January 27, 2006;

B. The Operating Company is a Sino-foreign joint venture established on August 2, 2004 under the laws of the PRC with its principal place of business at the Science & Technology Business Starting Center, Jiangning Development Zone, Nanjing, Jiangsu, People’s Republic of China; Nanjing Xinde Asset Management Co., Ltd. (“Xinde”), Messrs. Zhao Jianhua and Zhang Fengming, and Ms. Wang Aihua hold, respectively, 56%, 15%, 24% and 5% of the equity interest of the Operating Company.

C. The Company and the Operating Company are parties to a Loan Agreement dated as of even date substantially in the form attached hereto as Exhibit G (the “Loan Agreement”) and an Asset Mortgage Agreement dated as of even date substantially in the form attached hereto as Exhibit H (the “Mortgage Agreement”);

D. The Company, the Operating Company, certain Purchasers and Xinde are parties to an Equity Transfer Agreement dated as of even date substantially in the form attached hereto as Exhibit I (the “Equity Transfer Agreement”) and an Equity Pledge Agreement dated as of even date substantially in the form attached hereto as Exhibit J (the “Pledge Agreement”);

E. The Company and certain individual Purchasers are parties to a Founder Note Purchase Agreement dated as of even date substantially in the form attached hereto as Exhibit K (the “Founder Note Purchase Agreement”);

F. The Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase from the Company warrants to purchase the respective numbers of ordinary shares, par value US$0.01 per share, of the Company (the “Ordinary Shares”) as set forth opposite their names on Exhibit A hereto, subject to the terms and conditions set forth in this Agreement;

G. The Investor desires to contribute into the Company capital in the aggregate amount of US$13,110,400 to fund the loan to the Operating Company under the Loan Agreement in the amount of US$10,000,000 and the loans to the individual Purchasers under the Founder Note Purchase Agreement in the aggregate amount of US$3,110,400, subject to the terms and conditions set forth in this Agreement;

H. The Operating Company is engaged in the business of the research and development and manufacturing of crystallized silicone solar cells and related products, provision of related services and distribution of self-manufactured products. (the “Principal Business”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AGREEMENT TO PURCHASE AND ISSUE WARRANTS

1.1. Authorization. As of the Closing (as defined below), the Company will have authorized the issuance of the Warrants (as defined below) and up to 1,045,440 Ordinary Shares to be issued upon the exercise of the Warrants (as defined below) by the Purchasers.

1.2. Agreement to Purchase and Issue Warrants. Subject to the terms and conditions hereof and in consideration of the representations, warranties, covenants and undertakings of the Purchasers hereunder, the Company hereby agrees to issue at no additional cost to each Purchaser warrants to purchase such number of Ordinary Shares as set forth opposite the name of such Purchaser in Exhibit A hereto, at an aggregate exercise price of US$10,454.40, or the exercise price of US$0.01 per share (the “Exercise Price”), which warrants shall be substantially in the form attached hereto as Exhibit B (collectively, the “Warrants” and, each, a “Warrant”).

2.	CLOSING; DELIVERY

2.1. Closing. Subject to the fulfillment of waiver of the conditions to closing as set forth in Sections 7 and 8 (collectively, the “Closing Conditions”), the issuance of the Warrants as provided in Section 1.2 above shall be held at the offices of Hogan & Hartson LLP in Shanghai, China, at 10:00 a.m. (Beijing time) upon the completion (or waiver by the relevant parties) of all Closing Conditions, or at such other time and place as Company and the Purchasers may mutually agree upon (the “Closing”).

2.2. Deliveries by Purchasers. Each Purchaser shall either (i) deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Purchase Price as set forth opposite the name of such Purchaser in Exhibit A hereto, or (ii) have cancelled the indebtedness on the equity purchase price, in its entirety, that was owed by the Company to the Purchaser under the Equity Transfer Agreement.

2.3. Deliveries by Company and the Investors. At the Closing, the Company and the Investor shall deliver to each of the Purchasers, in addition to any items the delivery of which is made an express Closing Condition pursuant to Section 7, a Warrant to purchase that number of Ordinary Shares in accordance with Section 1.2 above.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Each of the Company and the Investor, jointly and severally, hereby represents and warrants to the Purchasers, as of the date hereof and the Closing hereunder, as follows:

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3.1. Organization, Standing and Qualification. The Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the British Virgin Islands and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party.

3.2. Capitalization. Immediately prior to the Closing, the authorized share capital of the Company shall consist of the following:

(a) Ordinary Shares. A total of 4,871,527 authorized Ordinary Shares, none of which are issued and outstanding.

(b) Preferred Shares. A total of 128,473 authorized preferred shares, par value US$0.01 per share, all of which are designated as Series A preferred shares (the “Series A Shares”). Immediately prior to the Closing, 128,473 Series A Shares shall have been issued and outstanding, all of which shall have been held of record by the Investor. The rights and preferences of the Series A Shares are set forth in the Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit C, which shall have been adopted and filed with the British Virgin Islands Registrar of Companies and remain the constitutional documents of the Company in effect as of the Closing (the “Restated Articles”).

(c) Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Series A Shares, and (ii) the Warrants, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Except for those provided in the Shareholders Agreement substantially in the form attached hereto as Exhibit D (the “Shareholders Agreement”), no shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person).

3.3. Subsidiaries. Except for the wholly owned subsidiary of the Company (the “PRC Subsidiary”) to be established pursuant to the conversion of the Operating Company under the Equity Transfer Agreement, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

3.4. Authorization. All corporate action on the part of the Company, its officers, directors and equity interest holders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Shareholders Agreement (as defined below), the Loan Agreement, the Equity Transfer Agreement, the Mortgage Agreement and any other agreements to which it is a party and the execution of which is contemplated hereunder (collectively, the “Ancillary Agreements”) will have been obtained prior to the Closing. Each of this Agreement and the Ancillary Agreements is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

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3.5. Approvals; Consents. All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority and any third party which are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to the Closing.

3.6. Valid Issuance. The Warrants and the Ordinary Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of this Agreement or the Warrants, will be duly and validly issued, fully paid and nonassessable.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND THE OPERATING COMPANY

The Operating Company and each of the Purchasers, jointly and severally, hereby represent and warrant to the Company and the Investor, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as Exhibit E (which Disclosure Schedule shall be deemed to be representations and warranties of the Operating Company and the Purchasers hereunder), as of the date hereof and as of the Closing, as follows (any reference to a party’s “knowledge” means the actual knowledge after due and diligent inquiries of Lu Tingxiu, Yin Guangyou, Zhao Jianhua, Wang Aihua, Guo Shiliang and Zhu Zhiping):

4.1. Organization, Standing and Qualification. The Operating Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the PRC and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. The Operating Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a material adverse effect on its condition (financial or otherwise), assets and properties, results of operation or business (as presently conducted), other than any effects resulting from general economic conditions or conditions that generally affect the industry of the Operating Company (a “Material Adverse Effect”).

4.2. Capitalization. Immediately prior to the Closing, the registered capital of the Operating Company is US$10,800,000, which had been paid up in full. There are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the equity interests of the Operating Company. No outstanding equity interests of the Operating Company are subject to any preemptive rights, rights of first refusal or other rights to purchase such equity interests (whether in favor of the Operating Company or any other person). A complete and current list of all outstanding equity holders of the Operating Company as of the date hereof is set forth in Section 4.2 of the Disclosure Schedule, indicating the amount of equity interest held by each such equity interest holder.

4.3. Subsidiaries. Except as disclosed in Section 4.3 of the Disclosure Schedule, the Operating Company does not have any subsidiaries, does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity and does not maintain any offices or branches.

4.4. Due Authorization. All corporate action on the part of the Operating Company, its officers, directors and equity interest holders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Operating Company under, this Agreement and the Ancillary Agreements will have been obtained prior to the Closing. Each of this Agreement and the Ancillary Agreements is a valid and binding obligation of the Operating Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

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4.5. Due Authorization by Xinde. All corporate action on the part of Xinde, its officers, directors and equity interest holders necessary for the authorization, execution and delivery of, and the performance of all obligations of Xinde under, this Agreement and the Ancillary Agreements will have been obtained prior to the Closing. Each of this Agreement and the Ancillary Agreements is a valid and binding obligation of Xinde enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.6. Liabilities. Except as disclosed in the Financial Statements (as defined below) and except as set forth in Section 4.6 of the Disclosure Schedule, the Operating Company does not have any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Operating Company has otherwise become directly or indirectly liable other than (i) trade or business liabilities incurred in the ordinary course of business and (ii) other liabilities that do not exceed US$100,000 in the aggregate.

4.7. Title to Properties and Assets. The Operating Company has good and marketable title to its properties and assets (“Assets”) as reflected in its balance sheet subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, execpt as contemplated in the Mortgage Agreement and except for Permitted Liens (as defined below). With respect to the property and assets it leases, the Operating Company is in compliance with such leases and, to the best of its and the Purchasers’ knowledge, the Operating Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets, other than Permitted Liens. The Assets (a) constitute all of the assets, tangible and intangible, necessary to operate the Principal Business in the manner presently operated by the Operating Company, and (b) include all of the operating assets that are used solely by the Operating Company in the conduct of the Principal Business. The tangible personal property owned or leased by the Operating Company is in good operating condition and repair subject only to ordinary wear and tear and, except insofar as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Permitted Liens” means (i) liens for taxes not yet delinquent or the validity of which are being contested and (ii) liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such liens and (y) were not incurred in connection with the borrowing of money in an aggregate amount that exceeds US$25,000.

4.8. Land Use Right Grant. The land use right grant agreement over the lot on which the Assets are located (the “Land Grant”) is in full force and effect with respect to the Operating Company and constitutes a legal, valid, and binding obligation of the Operating Company, and is in full force and effect with respect to any other party thereto and constitutes a legal, valid, and binding obligation of any other party thereto. The Operating Company is not in default under the Land Grant, nor, to the Operating Company’s knowledge, is any other party to any of the Land Grant in default thereunder, and no event has occurred, or is alleged to have occurred, which constitutes, or with lapse of time or giving of notice or both would constitute, a default by the Operating Company or, to the Operating Company’s knowledge, any other party, under the Land Grant, or a basis for a claim of force majeure or other claim of excusable delay or non-performance thereunder by the Operating Company or, to the Operating Company’s knowledge, any other party, other than such default or claim that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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4.9. Environment Matters. The consummation of the transactions contemplated by this Agreement, the premises subject to the Land Grant and any condition thereon, and the conduct of the Principal Business, do not violate any Environmental Law (as hereinafter defined) in a manner which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 4.9 of the Disclosure Schedule, the Operating Company: (i) as of the date hereof, has not filed, nor to its knowledge, as of the date hereof, has any government authority has filed, any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a hazardous or toxic waste in violation of any Environmental Law or reported a spill or release of a hazardous or toxic waste, substance, or constituent or other substance into the environment in violation of any Environmental Law in connection with the Business which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and (ii) to the Operating Company’s knowledge, it has no liability, contingent or otherwise, under any Environmental Law in connection with, or with respect to: (A) any release of any hazardous or toxic waste, substance, or constituent or other substance into the environment, or (B) the placement of any hazardous or toxic waste, substance, or constituent or other substance on the premises subject to the Land Grant, which, in the case of (A) and (B), individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect. For purposes hereof, “Environmental Laws” shall mean any and all applicable laws, statutes, ordinances, rules, regulations, and orders of any national, provincial, or local governmental authority pertaining to health, safety, pollution, or the environment.

4.10. Status of Proprietary Assets. For purpose of this Agreement, (i) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing; and (ii) “Registered Intellectual Property” means all Proprietary Assets of the Operating Company, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any government authority. Except as disclosed in Section 4.10 of the Disclosure Schedule, the Operating Company (i) has independently developed and owns free and clear of all material claims, security interests, liens or other encumbrances, except for Permitted Liens, or (ii) has a valid right or license to use all Proprietary Assets, including Registered Intellectual Property, necessary and appropriate for its business as now conducted and, to its knowledge, without any conflict with or infringement of the rights of others. Section 4.9 of the Disclosure Schedule contains a complete list of Proprietary Assets, including all Registered Intellectual Property, of the Operating Company. Neither the execution nor delivery of this Agreement and any Ancillary Agreement, nor the carrying on of the business of the Operating Company by its employees, nor the conduct of the business of the Operating Company as proposed, will, to the best knowledge of the Purchasers, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Operating Company or any of such employees is now obligated.

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4.11. Material Contracts and Obligations. Section 4.11 of the Disclosure Schedule lists all agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Operating Company is a party or by which it is bound, including: (i) all contracts, licenses, leases, mortgages, arrangements, and other agreements, whether written or oral, that relate solely to the conduct of the Principal Business to which the Operating Company is a party or by which the Operating Company or any of the Assets is or may be bound with respect to which the obligation of any party thereto is annually in excess of $1,000,000(or RMB8,000,000)); (ii) all obligations and liabilities of the Operating Company which on an annual basis are in excess of $1,000,000(or RMB8,000,000) pursuant to uncompleted orders for the purchase by the Operating Company of materials, supplies, equipment, and services that relate solely to the conduct of the Principal Business; (iii) a list of all locations at which any of the Assets are located; (iv) all agreements entered into by the Operating Company which limit the Operating Company in competing in any aspect of the Principal Business with respect to any geographic area or any person or entity; (v) all agreements between the Operating Company and any governmental bodies in connection with the Principal Business; (vi) all agreements that involve any of the officers, consultants, directors, employees or shareholders of the Operating Company; on the one hand, and the Operating Company, on the other hand, except for employment agreements entered into in the normal course of business; (vii) all agreements that obligate the Operating Company to share, license or develop any product or technology; and (viii) all other contracts, licenses, agreements and arrangements (written or oral) outside the ordinary course of business which are material to the conduct of the Principal Business (collectively, “Company Contracts”). No event has occurred, or is alleged to have occurred, which constitutes or, with lapse of time or giving of notice or both, would constitute a default or to the Operating Company’s knowledge, a reasonable basis for a claim of force majeure or other claim of excusable delay or non-performance under any of the foregoing by the Operating Company or any other party thereto, other than such default or claim that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. To the Operating Company’s knowledge, no party with whom the Operating Company has a contract or agreement that is material to the Principal Business is in default in the performance of any covenant or condition thereunder or has failed in performance thereunder by reason of a claim of force majeure or other claim of excusable delay or non-performance thereunder, other than such default or claim which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

4.12. Supplies and Equipment. The Operating Company has experienced no impediments outside the ordinary course of business in obtaining, in a timely manner and at market prices, any and all materials, supplies, equipment, and services that are material in the conduct of Principal Busineess, and the Operating Company has not received any notice to the effect that the Operating Company may have problems with respect to the availability of such materials, supplies, equipment, and services. No customer or supplier that is material to the conduct of the Principal Business by the Operating Company has, within the previous twelve months, cancelled or threatened to cancel or otherwise modify its relationship with the Operating Company.

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4.13. Litigation. Except as set forth in Section 4.13 of the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the best knowledge of the Purchasers, currently threatened) against any of the Operating Company, the Operating Company’s activities, properties or assets or, to the best knowledge of the Operating Company and each of the Purchasers, against any director or Key Employee (as defined in Section 5.6 below) of the Operating Company in connection with such director’s or Key Employee’s relationship with, or actions taken on behalf of the Operating Company. To the best knowledge of the Operating Company and each of the Purchasers, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any Material Adverse Effect. By way of example, but not by way of limitation, there are no Actions pending against the Operating Company or, to the best knowledge of the Operating Company and each of the Purchasers, threatened against the Operating Company, relating to the use by any employee of the Operating Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. The Operating Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Operating Company currently pending or which it intends to initiate.

4.14. Compliance with Laws; Consents and Permits. The Operating Company has not conducted any activity in material violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties (including, without limitation, any that relate to the ownership of the Assets and conducting of Principal Business, consumer protection, health and safety, products and services, proprietary rights and improper payments). All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority and any third party which are required to be obtained or made by the Operating Company and the Purchasers in connection with the consummation of the transactions contemplated hereunder (including without limitation those contemplated under the Restructuring Documents) shall have been obtained or made prior to and be effective as of the Closing. The Operating Company has all material approvals, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect. The Operating Company is not in default under any of such approvals, permits, licenses or other similar authority, nor is it in receipt of any letter or notice from any relevant authority notifying revocation of any such approvals, permits or licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by the Operating Company. In respect of approvals, licenses or permits requisite for the conduct of any part of the business of the Operating Company which are subject to periodic renewal, neither the Operating Company, nor any of the Purchasers has any reason to believe that such requisite renewals will not be granted by the relevant PRC authorities.

4.15. Compliance with Other Instruments and Agreements. The Operating Company is not in, nor shall the conduct of its business as currently or proposed to be conducted result in, any violation, breach or default of any term of its constitutional documents which may include, as applicable, memoranda and articles of association, by-laws, joint venture contracts and the like (the “Constitutional Documents”), or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Operating Company is a party or by which it may be bound, (the “Operating Company Contracts”) or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Operating Company. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Operating Company’s Constitutional Documents or any Operating Company Contract, or, to the best knowledge of the Operating Company and each of the Purchasers, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Operating Company.

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4.16. Compliance with Other Instruments and Agreements of Xinde. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Constitutional Documents of Xinde or any mortgage, indenture, contract, agreement or instrument to which Xinde is a party or by which it may be bound, or, to the best knowledge of the Operating Company and each of the Purchasers, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of Xinde.

4.17. Disclosure. The Operating Company and each of the Purchasers have fully provided the Company and the Investors with all the information that the Company and the Investors have reasonably requested for deciding whether to issue the Warrants and all the information that the Operating Company and the Purchasers believe is reasonably necessary to enable the Company and the Investors to make such decision. No representation or warranty by the Operating Company or any of the Purchasers in this Agreement and no information or materials provided by the Operating Company or any of the Purchasers to the Investors in connection with its due diligence investigation of the Operating Company or the negotiation and execution of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.18. Insurance. The Operating Company has maintained, and as of the Closing Date maintains, various insurance policies or self insurance for certain liabilities and exposures related to the Assets and various occurrences which may arise from time to time as a result of the operation of the Principal Business by the Operating Company. Section 4.17 of the Disclosure Schedule lists and briefly summarizes all of the Operating Company’s commercial insurance policies related to the Principal Business since its incorporation, which policies are in full force and effect. The Operating Company has complied with the provisions of such policies in all material aspects.

4.19. Financial Statements. The Operating Company has delivered to the Investors (i) its consolidated balance sheet, income statement and statement of cash flow for the twelve-month period ending on December 31, 2005 reviewed by independent auditors of the Company and (ii) its management accounts for the month ending on January 31, 2006 (the foregoing financial statements and any notes thereto are hereinafter referred to as the “Financial Statements” and January 31, 2006, the “Balance Sheet Date”). Such Financial Statements (a) are in accordance with the books and records of the Operating Company, (b) are true, correct and complete and present fairly the financial condition of the Operating Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with PRC generally accepted accounting principles (“PRC GAAP”) applied on a consistent basis. Specifically, but not by way of limitation, each balance sheet of the Financial Statements discloses all of the Operating Company’s material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with PRC GAAP. The Operating Company maintains a standard system of accounting established and administered in accordance with PRC GAAP and will maintain a standard system of accounting established and administered in accordance with International Accounting Standards.

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4.20. Activities Since Balance Sheet Date. Since the Balance Sheet Date, with respect to the Operating Company, except as contemplated by this Agreement and the Ancillary Agreements and except as set forth in Section 4.20 of the Disclosure Schedule, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Operating Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any material change in the contingent obligations of the Operating Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

(c) any damage, destruction or loss, whether or not covered by insurance, having Material Adverse Effects (as presently conducted and as presently proposed to be conducted);

(d) any waiver by the Operating Company of a valuable right or of a material debt;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Operating Company, except such satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Operating Company;

(f) any material change or amendment to a material contract or arrangement by which the Operating Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(g) any material change in any compensation arrangement or agreement with any present or prospective director or Key Employee not approved by the Operating Company’s Board of Directors or comparable governing body;

(h) any sale, assignment or transfer of any Proprietary Assets or other material intangible assets of the Operating Company;

(i) any resignation or termination of any Key Employee of the Operating Company;

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(j) any mortgage, pledge, transfer of a security interest in, or lien created by the Operating Company, with respect to any of its material properties or assets, except for Permitted Liens;

(k) any debt, obligation, or liability incurred, assumed or guaranteed by the Operating Company individually in excess of US$50,000 or in excess of US$100,000 in the aggregate, other than trade or business liabilities incurred in the ordinary course of business;

(l) any declaration, setting aside or payment or other distribution in respect of the Operating Company’s registered capital, or any direct or indirect redemption, purchase or other acquisition of any of such registered capital by the Operating Company;

(m) any failure to conduct business in the ordinary course, consistent with the Operating Company’s reasonably prudent past practices; or

(n) any agreement or commitment by the Operating Company to do any of the things described in this Section 4.20.

4.21. Tax Matters. The provisions for taxes in the respective Financial Statements are sufficient for the payment of all material accrued and unpaid applicable taxes of the Operating Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no extraordinary examinations or audits of any tax returns or reports by any applicable governmental agency. The Operating Company has duly filed all tax returns required to have been filed by it and paid all taxes shown to be due on such returns, except where the failure to make such payment would not result in a Material Adverse Effect. The Operating Company is not subject to any waivers of applicable statutes of limitations with respect to taxes for any year. Since the Balance Sheet Date, the Operating Company has not incurred any taxes, assessments or governmental charges other than in its ordinary course of business and the Operating Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

4.22. Interested Party Transactions. To the best knowledge of the Purchasers, no Purchaser or officer or director of the Operating Company or any “Affiliate” or “Associate” of the Purchasers or the Operating Company (as those terms are defined in Rule 405 promulgated under the Act) has any agreement, understanding, proposed transaction with, or is indebted to, the Operating Company, nor is the Operating Company indebted (or committed to make loans or extend or guarantee credit) to any of them (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No Purchaser has any direct or indirect ownership interest in any firm or corporation with which the Operating Company and the PRC Subsidiary are affiliated or with which the Operating Company or the PRC Subsidiary has a business relationship, or any firm or corporation that competes with the Operating Company or the PRC Subsidiary, except that any such Purchaser may have record ownership interest in the Company or own shares in publicly traded companies that may compete with the Operating Company or the PRC Subsidiary. No Purchaser or officer or director of the Operating Company or any Affiliate or Associate of the Purchasers or the Operating Company has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Operating Company any goods, property, intellectual or other property rights or services; or (b) any contract or agreement to which the Operating Company is a party or by which it may be bound or affected.

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4.23. Employee Matters. There are no controversies pending or, to the knowledge of the Operating Company, threatened between the Operating Company and any of its personnel and, to the Operating Company’s knowledge, there are no organizational efforts currently being made or threatened involving any of its personnel. Except as disclosed in Section 4.23 of the Disclosure Schedule, the Operating Company has complied in all material aspects with all applicable employment and labor laws including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like. The Operating Company is not aware that any Key Employee intends to terminate their employment, nor does the Operating Company have a present intention to terminate the employment of any Key Employee.

4.24. No Other Business. The Operating Company is engaged solely in the Principal Business and has no other activities.

4.25. Minute Books. The internal records of the Operating Company contain a complete summary of all material meetings and actions taken by directors and equity interest holders of the Operating Company since its time of formation, and reflect all transactions referred to in such minutes accurately in all material respects.

4.26. Government Filings and Registrations. All filings and registrations with the PRC authorities required in respect of the Operating Company and its operations, including but not limited to the registrations with the State Administration of Industry and Commerce, tax bureau, customs authorities, product registration authorities, and labor authorities have been duly completed in accordance with the relevant rules and regulations.

4.27. Representations Regarding the Purchasers. Each Purchaser represents and warrants to the Company and the Investors, with respect to itself:

(a) Accredited Investor; No-US Investor. Such Purchaser either (1) is an Accredited Investor within the definition set forth in Rule 501(a) under the Act, or (2) is not a “U.S. Person,” and is not acquiring the Warrants for the account or benefit of any U.S. person, within the meaning of Regulation S under the Act. If such Purchaser is not a U.S. Person, such Purchaser agrees to resell such securities only in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

(b) Purchase for Own Account. The Warrants will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

(c) Exempt from Registration; Restricted Securities. Such Purchaser understands that the Warrants will not be registered under the Act or registered or listed publicly pursuant to any other applicable securities laws and regulations, on the ground that the sale provided for in this Agreement is exempt from registration under the Act or the registration or listing requirements of any other applicable securities laws and regulations, and that the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth in this Agreement. Such Purchaser understands that the Warrants are restricted securities within the meaning of Rule 144 under the Act; that the Warrants (and the Ordinary Shares issuable upon their exercise) are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

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5.	COVENANTS OF THE PURCHASERS AND THE OPERATING COMPANY

Each of the Purchasers and the Operating Company covenants to the Company and the Investor as follows:

5.1. Purchase Price under the Equity Transfer Agreement. Upon receipt of the purchase price for its equity interest in the Operating Company from the Company pursuant to the Equity Transfer Agreement (the “ETA Purchase Price”), each Purchaser shall immediately remit all of such purchase price received by it to the Operating Company as a bona fide donation. Each party hereby acknowledge that the Purchasers’ covenant in the foregoing sentence has been given in exchange for good and valuable consideration from the Company and the Investor, the receipt of which is hereby confirmed. Each Purchaser further agrees that in the event that, at the time of the exercise of its Warrant, its portion of the ETA Purchase Price shall not have been remitted to the Operating Company as provided in this Section 5.1, such Purchaser shall, concurrently with the issuance of Ordinary Shares upon exercise of its Warrant, (x) pledge to the Investor all of its Ordinary Shares so issued as security for its obligation hereunder to remit its portion of the ETA Purchase Price to the Operating Company, which pledge shall continue until the remittance in full of its portion of ETA Purchase Price, and (y) deliver to the Investor any share certificate(s) evidencing its Ordinary Shares so pledged, an assignment form duly executed by such Purchaser in blank and a pledge agreement duly executed by such Purchaser in form and substance satisfactory to the Investor.

5.2. Use of Proceeds. The proceeds from the loan under the Loan Agreement and any additional contribution to registered capital from the Purchasers shall be used to fund: (1) the procurement of raw materials; (2) the second and third solar cell line costs, and (3) the purchase and installment of R&D tools and equipment of the Operating Company.

5.3. Purchaser Shares Lock-up. Any Ordinary Shares issuable upon the exercise of the Warrants shall not be transferable except as provided in the Shareholders Agreement.

5.4. Business of the Operating Company. The business of the Operating Company shall be restricted to its Principal Business.

5.5. Employment Agreement; Confidentiality, Non-compete and Invention Assignment Agreement. The Purchasers and the Operating Company shall cause (i) each key officer and employee of the Operating Company set forth in Exhibit F (the “Key Employees”) hereto to enter into an Employment Agreement in form and substance satisfactory to the Company and the Investor and (ii) all existing employees to enter into a Confidentiality and Invention Assignment Agreement and Non-compete and Non-solicitation Agreement in such form and substance satisfactory to the Company and the Investor.

5.6. Loan Agreement and Equity Transfer Agreement. Each of the Operating Company and the Purchasers shall use its best efforts to comply with each of the Loan Agreement and the Equity Transfer Agreement and cause all of the transactions contemplated thereunder to be consummated in accordance with the term and conditions thereof.

5.7. Mortgage Agreement and Pledge Agreement. Each of the Operating Company and the Purchasers shall use its best efforts to comply with each of the Mortgage Agreement and Pledge Agreement and cause all of the transactions contemplated thereunder to be consummated and perfected in accordance with the term and conditions thereof.

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5.8. Founder Note Purchase Agreement. Each of the Purchasers who is a party to the Founder Note Purchase Agreement shall use its best efforts to comply with the Founder Note Purchase Agreement and cause all of the transactions contemplated thereunder to be consummated in accordance with the term and conditions thereof.

5.9. Shareholders Agreement. Each of the Purchasers shall execute and deliver the Shareholders Agreement upon the exercise of its Warrant.

5.10. Compliance. Each of the Purchasers shall, at its expense, fully comply with all requirements of the PRC governmental authorities with respect to their holding of the Warrants and the Ordinary Shares issuable upon exercise of the Warrants on a continuing basis (including, but not limited to, all reporting obligations imposed by, and all consents, approvals and permits required by, the State Administration for Foreign Exchange (“SAFE”) and other PRC governmental authorities in connection therewith).

5.11. Composition of the Board of the Operating Company. On and after the Closing, the Board of Directors of the Operating Company shall be re-constituted so that it shall include at least one director who is appointed by the Investor.

5.12. D&O Insurance. As soon as practicable upon the consummation of the transactions contemplated under the Equity Transfer Agreement, the Company shall provide directors’ and officers’ liability insurance to each director appointed by the Investor with coverage of at least US$500,000 for as long as such director remains in office.

5.13. Additional Covenants. Except as required by this Agreement or any Ancillary Agreement or in connection with New Financing (as defined below), no resolution of the directors, owners, members, partners or shareholders of the Operating Company shall be passed, nor shall any contract or commitment be entered into, in each case, at any time after the date hereof and prior to Closing without the written consent of the Investor, except that the Operating Company may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into contracts for so long as they are effected in the ordinary course of business. For the purpose of this Agreement, “New Financing” means any equity financing of the Company where (i) the pre-money valuation of all of the issued and outstanding share capital of the Company is at least US$150,000,000 and (ii) any rights, preferences or privileges of any new equity securities issued in connection with such equity financing that are superior to or more preferential than those held by holders of Series A Shares immediately prior to the completion of such equity financing, whether provided in the constitutional documents of the Company, pursuant to contractual arrangements or otherwise, shall be equally enjoyed by the holders of the Series A Shares following the completion of such equity financing.

If at any time after the date hereof and before Closing, the Operating Company comes to know of any material fact or event which:

(a) is in any way materially inconsistent with any of the representations and warranties given by any of the Operating Company and/or the Purchasers, and/or

(b) suggests that any material fact warranted may not be as warranted or may be materially misleading, and/or

(c) might affect the willingness of the Company to issue the Warrants to the Purchasers,

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the Operating Company and the Purchasers shall give immediate written notice thereof to the Investor in which event the Investor may within fourteen (14) business days of receiving such notice terminate this Agreement by written notice without any penalty or future obligations whatsoever; provided, however, nothing herein shall relieve any party from liability for any breach of this Agreement.

6.	COVENANTS OF THE COMPANY AND THE INVESTOR

6.1. Capital Contribution by the Investor. The Investor shall make capital contributions into the Company (in the form of the subscription of the Series A Shares or otherwise) in the aggregate amount of US$13,110,400 to enbable the Company to fund its obligations under the Loan Agreement and the Founder Note Purchase Agreement.

6.2. Use of Proceeds from Capital Contribution by the Investor. The proceeds from the capital contribution by the Investor shall be used to fund the Company’s obligations under the Loan Agreement and the Founder Note Purchase Agreement.

6.3. Shareholders Agreement. Each of the Company and the Investor shall execute and deliver the Shareholders Agreement upon exercise of the Warrants by the Purchasers.

6.4. Loan Agreement.Upon Closing, the Company shall cause the Loan Agreement to be cancelled and all outstanding principal and interest owing thereunder to be forgiven.

7.	CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING

The obligations of the Purchasers at the Closing are subject to the fulfillment, to the satisfaction of the Purchasers on or prior to the Closing, or waiver by the Purchasers of the following conditions:

7.1. Representations and Warranties True, Correct and Complete. The representations and warranties made by the Company in Section 3 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

7.2. Performance of Obligations. Each of the Company and the Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions to be passed, executed and/or delivered by the Company and the Investor shall be satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7.4. Securities Laws. The offer and sale of the Warrants to the Purchasers pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

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7.5. Amendment to Constitutional Documents. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its shareholders and filed with the British Virgin Islands Registrar of Companies.

7.6. Register of Members. The Purchasers shall have received a copy of the Company’s register of members, certified by a director of the Company as true and complete as of the date of the Closing.

7.7. Loan Agreement. The Loan Agreement shall have been duly executed and delivered by the Company and the Company shall have duly performed its disbursement obligations under the Loan Agreement.

7.8. Equity Transfer Agreement. The Equity Transfer Agreement shall have been duly executed and delivered by the Company.

7.9. Founder Note Purchase Agreement. The Founder Note Purchase Agreement shall have been duly executed and delivered by the Company.

7.10. No Material Adverse Effect. There shall have been no material adverse effect on the Company’s condition (financial or otherwise), assets and properties, results of operation or business (as presently conducted), other than any effect resulting from general economic conditions or conditions that generally affect the industry of the Company since the date of this Agreement.

8.	CONDITIONS TO COMPANY’S AND INVESTOR’S OBLIGATIONS AT THE CLOSING

The obligations of the Company and the Investor under this Agreement at the Closing are subject to the fulfillment, to their respective satisfaction, at or before the Closing, or waiver by the Company and the Investor, of the following conditions.

8.1. Representations and Warranties True, Correct and Complete. The representations and warranties of the Purchasers and the Operating Company contained in Section 4 shall be true, correct and complete when made, and shall be true, correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

8.2. Performance of Obligations. Each of the Purchasers and the Operating Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

8.3. No Material Adverse Effect. There shall have been no Material Adverse Effect on the Operating Company since the date of this Agreement.

8.4. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions to be passed, executed and/or delivered by the Purchasers and the Operating Company shall be satisfactory in form and substance to the Company and the Investor and the Company and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

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8.5. Consents and Waivers. The Operating Company and each of the Purchasers shall have obtained any and all consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all filing, registration and reporting requirements of SAFE in connection with the holding of the Warrants (and the Ordinary Shares issuable upon exercise thereof) by the Purchasers and all other permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body.

8.6. Compliance Certificate. At the Closing, the Operating Company and each of the Purchasers shall deliver to the Company and the Investor certificates, dated the date of the Closing, certifying that the conditions specified in Sections 8.1, 8.2 and 8.3 have been fulfilled and stating, where applicable, that there shall have been no Material Adverse Effect since the Balance Sheet Date.

8.7. Employment Agreement; Confidentiality and Invention Assignment Agreement; Non-compete and Non-solicitation Agreement. Each of the Key Employees shall have entered into a standard form Employment Agreement and a Confidentiality and Invention Assignment Agreement and a Non-compete and Non-solicitation Agreement.

8.8. Opinion of the Counsel. The Company and the Investor shall have received from the PRC counsel to the Operating Company a legal opinion addressed to the Company and the Investor, dated as of the date of the Closing, in substantially the form attached hereto as Exhibit L.

8.9. Equity Transfer Agreement. The Equity Transfer Agreement shall have been duly executed and delivered by each of the Purchasers and the Operating Company and all transactions contemplated under the Equity Transfer Agreement shall have been consummate to the satisfaction of the Investor.

8.10. Loan Agreement. The Loan Agreement shall have been duly executed and delivered by the Operating Company and no Event of Default (as defined in therein) shall have existed thereunder. The Operating Company and each of the Purchasers shall have obtained any and all consents and waivers necessary for consummation of the transactions contemplated by the Loan Agreement and all other permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body.

8.11. Mortgage Agreement and Pledge Agreements. Each of the Mortgage Agreement and Pledge Agreements shall have been duly executed and delivered by each of the Purchasers and the Operating Company, as applicable, and there shall not have been any breach on the part of any Purchaser or the Operating Company thereunder.

9.	MISCELLANEOUS

9.1. Governing Law. This Agreement shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

9.2. Survival. The representations, warranties, covenants and agreements made herein shall survive for a period of eighteen (18) months following the Closing and shall in no way be affected by any investigation made by or on behalf of the Investor or the Company.

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9.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned (i) by any Purchaser or the Operating Company without the written consent of all other parties, and (ii) by the Company or the Investor without the written consent of the Operating Company and the Purchasers subscribing for a majority of the Ordinary Shares issuable under the Warrants.

9.4. Entire Agreement. This Agreement, the Ancillary Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit M hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit M; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit M with next business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving, the other party written notice of the new address in the manner set forth above.

9.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company, the Investor, the Operating Company and the Purchasers subscribing for a majority of the Ordinary Shares issuable under the Warrants.

9.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such former party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring.

9.8. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

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9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.10. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

9.11. Confidentiality and Non-Disclosure.

(a) Disclosure of Terms. The terms and conditions of this Agreement, any of the Ancillary Agreements, and all exhibits and schedules attached hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

(b) Press Releases. Any press release issued by any party shall not disclose any of the Financing Terms and the final form of such press release by such party shall be approved in advance in writing by the other parties. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made by any party without the other parties’ prior written consent.

(c) Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective Investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

(d) Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, any Ancillary Documents, or any of the exhibits and schedules attached hereto or thereto, or any of the Financing Terms hereof in contravention of the provisions of this Section 9.11, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

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(e) Other Information. The provisions of this Section 9.11 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.12. Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

9.13. Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 9.13. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

9.14. Expenses. Any and all reasonable costs and expenses incurred by Investor in connection with conducting legal, financial, commercial and technical due diligence of the Operating Company, the preparation and negotiation of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereunder (“Investor Costs”), up to an aggregate amount of US$200,000, shall be borne by the Operating Company. All such costs and expenses incurred by the Company and the Investor on or prior to the disbursement under the Loan Agreement shall be paid or reimbursed by the Operating Company immediately upon receipt of the proceeds therefrom. In the event that the disbursement by the Company under the Loan Agreement shall not have occurred, all cost and expenses shall be borne by the party incurring such costs and expenses; provided that if the non-occurrence of the disbursement by the Company under the Loan Agreement shall have been primarily due to the acts or omissions of the Operating Company or any of the Purchasers, the Operating Company shall bear all Investor Costs up to an aggregate amount of US$200,000.

9.15. Termination. This Agreement may be terminated by any party hereto on or after March 31, 2008, with respect to the rights and obligations of such party, by written notice to each of the other parties, if the Closing has not occurred on or prior to such date. Such termination under this Section 9.15 shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:		THE INVESTOR:

CHINA SUNERGY CO., LTD.		PRAXCAPITAL FUND II, L.P.

By:	/s/ Fernando R. Vila	By:	/s/ Fernando R. Vila By Praxcapital II
Name:	Fernando R. Vila	Name:	Fernando R. Vila
Title:	Director	Title:	Managing Director

THE OPERATING COMPANY:

CEEG (NANJING) PV-TECH CO., LTD.
(Seal)
By:	/s/ Lu Tingxiu
Name:
Title:

THE PURCHASERS:

NANJING XINDE ASSET MANAGEMENT CO., LTD
(Seal)
By:	/s/ Lu Tingxiu	/s/ Zhao Jianhua
Name:		Zhao Jianhua
Title:

/s/ Zhang Fengming		/s/ Wang Aihua
Zhang Fengming		Wang Aihua

LIST OF EXHIBITS

Exhibit A	Schedule of Purchasers

Exhibit B	Form of Warrant

Exhibit C	Restated Articles

Exhibit D	Shareholders Agreement

Exhibit E	Disclosure Schedule

Exhibit F	Key Employees

Exhibit G	Loan Agreement

Exhibit H	Mortgage Agreement

Exhibit I	Equity Transfer Agreement

Exhibit J	Pledge Agreement

Exhibit K	Founder Note Purchase Agreement

Exhibit L	PRC Legal Opinion

Exhibit M	Notices

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Exhibit A

Schedule of Purchasers

	Number of Ordinary Shares under Warrant	Exercise Price (US$)
Xinde	604,800	6,048.00
Zhao Jianhua	151,440	1,514.40
Zhang Fengming	237,600	2,376.00
Wang Aihua	51,600	516.00
Total	1,045,440	10,454.40

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Exhibit B

Form of Warrant

5

Exhibit C

Restated Articles

6

Exhibit D

Shareholders Agreement

7

Exhibit E

Disclosure Schedule

8

Exhibit F

Key Employees

Lu Tingxiu

Yin Guangyou

Zhao Jianhua

Wang Aihua

Zhang Fengming

Guo Shiliang

Zhu Zhiping

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Exhibit G

Loan Agreement

This Loan Agreement (this “Agreement”) is made in Nanjing, Jiangsu Province, the People’s Republic of China (the “PRC”) as of the 8th day of March, 2006, by and between:

The Borrower: CEEG (Nanjing) PV-Tech Co., Ltd, a Chinese-Foreign Equity Joint Venture organized under the laws of the PRC, whose legal address is the Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China (the “Borrower”);

The Lender: China Sunergy Co., Ltd., a private limited company organized under the laws of British Virgin Islands, whose legal address is P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands (the “Lender”).

(the Borrower and the Lender hereinafter referred to as the “Parties”).

The Parties hereby reach the following agreement:

1	Loan

To ensure the normal operation of the Borrower, the Lender agrees to grant the Borrower the loan on the following terms and conditions:

1.1	Amount of the Loan: Loan of $10,000,000 in cash in US dollars or in other currency equivalent to US$ 10,000,000 (the “Loan”) as agreed upon by the Parties (the exchange rate shall be subject to the middle price of the exchange rate publicized by the People’s Bank of China on the date the Loan is granted).

1.2	Purpose of the Loan: Provide the borrower of (i) capital to pay for the raw materials.

1.3	Due Date: shall be the earlier of (i) twelve months after the payment date, or (ii) accelerated maturity of the Loan upon the events of default (as defined below) (the “Due Date”). On the Due Date, the Borrower shall pay into the bank account designated by the Lender the entire principal and interest of the Loan, expenses and any other sum in cash in US dollars on a lump-sum basis. The Borrower may postpone the repayment of the principal and interest of the Loan if the Parties enter into an agreement with respect to the extension of the Due Date at any time prior to the Due Date.

1.4	Interest Rate: The interest rate of the Loan hereunder shall be the lower of (i) 4% per annum, or (ii) the highest interest rate of external Loan permitted by the laws of the PRC.

1.5	Calculation of Interest: The interest of the Loan hereunder shall accrue from the date the Lender advances the Loan and shall be settled on the Due Date. The principal and interest shall be repaid in full on the Due Date. Overdue interest rate of 20% per annum (the “Overdue Interest Rate”) shall be imposed on all overdue principal and interest during the overdue period.

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1.6	Payment Date: Payment date shall be within five (5) working days after the later of (i) this Agreement and the guarantee agreement (as defined below) take into effect or (ii) the precedent conditions as provided in Section 7 hereof are satisfied.

1.7	Payment Account: The Lender shall remit the relevant Loan to the account designated by the Borrower on the payment date.

2	Effectiveness of the Agreement

This Agreement may take into effect only after approved by and registered with the foreign exchange administration authority.

3	Early Repayment

If the Borrower wants to early repay the Loan, it shall notify the Lender in writing at least thirty (30) days in advance and obtain the written consent from the Lender and shall satisfy the following conditions: (i) repay in full the Loan hereunder; (ii) simultaneously pay off the outstanding interest (calculated in accordance with the above Section 1.4) accrued on the principal early repaid until the early repayment date; and (iii) the Borrower shall indemnify the Lender for any actual loss, cost or expense (as reasonably calculated and proved by the Lender) incurred by early repayment, including the interest (calculated in accordance with the above Section 1.4) the Lender shall be entitled to until expiration of this Agreement, provided however, that the total amount of such interest shall not exceed the interest calculated at the Overdue Interest Rate of 20% per annum for the period from the payment date to the repayment date.

4	Security

The Lender reserves the right to require the Borrower to provide the security for the Loan to the satisfaction of the Lender.

5	Representations and Warranties of the Borrower

The Borrower makes the following representations and warranties as of the execution date of this Agreement and the payment date:

5.1	Organizational Form of the Borrower The Borrower shall (i) be a limited liability company duly organized, validly existing and normally operated under the laws of the PRC; (ii) have the rights and authority to carry on the business currently carried on and planned to be carried on by it, to possess properties and to use the leased properties; (iii) comply with all the terms and conditions of its articles of association (including all the revisions, schedules and supplements thereof) in all material aspects.

5.2	Status of the Borrower The Borrower shall have legal qualification to carry on its businesses at the properties owned or leased by it and the places as required by the businesses carried on by it. Schedule A hereof sets forth, on the execution date , (i) the list of shareholders and the share proportion and investment method of each shareholder; (ii) names, addresses and titles of all the in-service directors and officers; (iii) investment in other companies and entities within and out of the PRC and the list of proprietary shares; and (iv) all the loan agreements and guarantee and/or security agreements where the Borrower bears the obligations of a guarantor and/or uses its assets as the collateral.

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5.3	Authorization The Borrower shall have the right to enter into this Agreement and perform its obligations hereunder. Its board of directors has duly authorized it to enter into and perform this Agreement and the transaction hereunder. With necessary and appropriate approval by the relevant government department of the PRC, the terms and conditions of this Agreement shall legally bind the Borrower.

5.4	Registered Capital According to the latest articles of association of the Borrower as of the execution date of this Agreement, the registered capital of the Borrower as of the execution date of this Agreement is USD10,800,000.

5.5	Line of the Loan The sum of the total amount of the principal and the registered capital does not exceed the approved total investment amount of the Borrower.

5.6	No Violation of the Relevant Provisions Conclusion, delivery and performance of this Agreement and the transaction hereunder will not violate any prevailing laws and regulations, or order, judgment or decree of any court or other government department, or the provisions of the articles of association of the Borrower, or any agreement or restriction to which the Borrower or a shareholder of the Borrower is a party or is bound, will not result in or constitute the breach of any contract or agreement to which the Borrower or a shareholder of the Borrower is a party or is bound, and will not result in early maturity of the loan under any loan agreement to which the Borrower or a shareholder of the Borrower is a party or is bound.

5.7	Financial Statements The Borrower’s balance sheet, income statement, stockholder’s equity and financial status variation report as of the Closing Date of Reviewing Report (as defined below) (i) are prepared by Deloitte & Touche in accordance with generally accepted international accounting standards consistently applied, (ii) reflect fairly the financial status and the variation of the financial status of the Borrower as of each closing date and during each period, and (iii) are complete, accurate and prepared in accordance with the financial accounting books of the Borrower.

5.8	Tax The Borrower has duly handled tax declaration according to the requirement of all the relevant provisions, and each declaration accurately presented all the tax obligations of the Borrower (including but not limited to income tax, business tax, import duty, value-added tax) and other information as required to be declared. The Borrower has paid all the taxes due and payable described in the above declaration and all the penalties or tax gap incurred by or accumulated against the Borrower before the Closing.

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5.9	No Mortgage on the Assets As of the execution date of this Agreement, the assets, property and interest of the Borrower are not subject to any mortgage, pledge, lien or other claims.

5.10	Land Use Right Schedule B (1) is a true and complete list of all the real estates leased or used by the Borrower or to which the Borrower has the land use right. The Borrower has complete and undisputable land use right to all the real estates as stated in such Schedule.

5.11	Fixed Assets Schedule B (2) is the list of all the fixed assets owned, used, exploited or held by the Borrower on the execution date of this Agreement, including factory buildings, equipments, furniture, attachment and other tangible assets (other than inventory) with a book value more than equivalent RMB 1,000,000. All such fixed assets are recorded in the books of the Borrower, where the specific statement of characteristics, cost and a book value as of the latest date are contained for each fixed asset.

5.12	Industrial Property Schedule B (3) states all the patents, trademarks, trade names, copyrights, know-how, trade secrets or other industrial property, data or technology (the “Industrial Property”) owned by the Borrower used or to be used for carrying on its business as of the execution date of this Agreement. The use or publication of such industrial properties is not subject to any mortgage, pledge, lien and limitation or obligation to pay a royalty to any person.

5.13	Litigation There is no pending action, lawsuit, litigation, legal proceedings, labor dispute or investigation of any nature involving, affecting or against the Borrower.

5.14	Contracts Schedule C lists all the material contracts, agreements and other arrangements to which the Borrower is a party or relating to the Borrower or having influence upon the Borrower, including (i) contracts, agreements and commitments of US$ 1,000,000 (or RMB 8,000,000) or more; (ii) contracts, agreements or arrangements with the loan or credit line therein equal to or exceeding RMB10,000,000; (iii) contracts and agreements of any nature with the in-service or former directors, officers, shareholders or long-term advisors of the Borrower; (iv) any agreements or other arrangements with respect to the sale or purchase of assets, other than those occurred during the ordinary course of business; (v) formal or informal grant of bonus, annuity, distribution of profit, retirement pension, stock warrant, stock option, medical insurance or similar plans to its employees or other persons; (vi) investment contract or letter of intent; and (vii) intellectual property transfer and license agreement (including those where the Borrower is transferor, transferee, licensor or licensee). The Borrower warrants that it has not entered into any other contracts or letters of intent which is material to its business or operation other than the contracts as set forth in Schedule C.

5.15	Contracts with Affiliates The Borrower has not entered into any written or oral contract or other agreement with its affiliates as of the execution date of this Agreement. In this Agreement, “Affiliate” refers to the natural person, company, partnership, joint venture or other entity directly or indirectly controlling or controlled by or under the common control of one party. “Control” in the definition of “Affiliate” refers to having the right to direct or form the management and system of a certain entity, whether such right is realized through holding securities bearing 50% or more of the voting right or having the contractual right to nominate and elect the members of the board of directors or otherwise.

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5.16	Business Operation of the Borrower The Borrower is not engaged in any business beyond its approved business scope.

5.17	Loan Agreement, Guarantee Agreement Schedule D lists all the loan agreements and guarantee agreements between the Borrower and various institutions (including domestic and overseas financial, non-financial institutions and individuals). As of the execution date of this Agreement, all such agreements are valid pursuant to the prevailing laws of the PRC, and constitute legally binding obligations of the Borrower and the above mentioned various institutions, and the borrower does not breach any of such agreements.

5.18	Compliance with Law The Borrower complies with the requirements of all the applicable laws of the PRC.

5.19	No Material Adverse Change Since the Closing Date of Reviewing Report, there is no material adverse change in the assets, management team, financial status, goodwill, business and other rights of the Borrower.

5.20	Inventory and Contracts of Silicon Raw Materials The Borrower shall provide (i) The information of the inventory of silicon raw materials; (ii) the executed and effective silicon raw materials purchase contracts of 2006; and (iii) the potential silicon raw materials purchase contracts of 2006 of the Borrower as of the execution date of this Agreement in accordance with the format of Schedule E, in order to truly, accurately and completely reflect the inventory of silicon raw materials of the Borrower and the purchase status and forecast of silicon raw materials in 2006.

6	Undertakings of the Borrower

6.1	The Borrower shall obtain the authorization for conducting the transaction hereunder as required by the provisions of relevant laws prior to the payment date, and comply with and take all measures to maintain the full validity of such authorization.

6.2	The Borrower shall provide the Lender with the copies of all such authorization prior to the payment date so that the Lender may perform its obligations hereunder.

6.3	The Borrower shall register this Agreement with the relevant government department of foreign exchange administration within five (5) days after the execution of this Agreement.

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6.4	As requested by the Lender, or upon the occurrence of the relevant event below, the Borrower shall accurately provide the following materials or information required by the Lender:

1)	Provide the audited consolidated income statement, balance sheet and cash flow statement within three (3) months after the end of each financial year;

2)	Provide the monthly management statements and the separate standard statements of each entity of the company within fifteen (15) working days after the end of each month;

3)	Provide the consolidated quarterly management statements within thirty (30) days after the end of each quarter;

4)	Provide the annual budget and financial forecast no later than thirty (30) days prior to the beginning of each financial year;

5)	Allow the Lender to access to the books and records, facilities, real estates, management, employees and accountant and legal advisers of the Borrower within the reasonable time after notified by the Lender in advance;

6)	Upon the bank revokes any credit line of the Borrower, timely notify the Lender of such revocation and the best efforts made by the Borrower to revive sufficient bank credit line;

7)	Timely inform of any material lawsuit and conditions that may result in material lawsuits;

8)	Inform in advance of any change of shareholding structure of the Borrower, any of its subsidiary, affiliates or the joint ventures to which the Borrower is a party;

9)	Timely inform the resignation of any important personnel of the management;

10)	In the event of (i) an Event of Default (as defined below), or (ii) an Event of Default event caused by a notification or lapse of time (or both), the Borrower shall notify the Lender in writing of each event as soon as possible within three (3) days after the occurrence of such event, stating the details of the above event and the relevant action to be taken by the Borrower; and

11)	As reasonably requested by the Lender at any time, the Borrower shall provide the Lender with other information relating to the operation and prospect (financial or otherwise) of the Borrower. The Borrower shall provide such information within seven (7) days after receiving the request notice. If the borrower needs more than seven (7) days to provide such information, it shall provide a clear proof that it has used its best efforts.

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6.5	The Borrower shall use the Loan in accordance with the purpose as provide in Section 1.2 hereof.

6.6	The Borrower shall not use the Loan to commit illegal operation, and if the Borrower learns afterwards that its behavior is illegal, it shall correct such behavior within thirty (30) days upon learning that its behavior is illegal.

6.7	Before repaying in full the Loan hereunder, the Borrower shall not conduct any of the following behaviors without notifying the Lender and obtaining a written consent from the Lender thirty (30) days in advance:

1) Consolidation, merger, restructuring, liquidation, dissolution or winding up; disposal of important business or material assets (other than floating assets) and the acquisition and grant of operation right relating thereto;

2) Modification of the articles of association;

3) Any change of shareholding right;

4) Changes in registered capital or investment method;

5) Sale, mortgage, pledge, lease, transfer or disposal of assets more than equivalent RMB 1,000,000;

6) Declaration or payment of dividend;

7) Entering into any joint venture, partnership or alliance arrangement;

8) Granting loan to any director, officer or employee;

9) Any associated transaction beyond the ordinary course of business;

10) Any single external loan more than USD 2,000,000 or equivalent RMB, or a series of external loan with an accumulated amount more than USD 2,000,000 or equivalent RMB within twelve months;

11) Changes in the compensation terms of any employee whose basic salary is more than USD 50,000 /year;

12) employment or termination of the employment of any key executives;

13) execution of any contract or arrangement (other than the purchase of raw materials or equipments) under which the consideration or sum payable within one year exceeds USD 500,000;

14) Change in audit firm or material change in any accounting system or policy; or

15) formation of or changes in the annual budget;

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6.8	Upon the incurrence of any event which endangers Loan objectively (including a lawsuit related to material economic dispute, or material deterioration of financial status and etc.), the Borrower shall notify the Lender in writing within one month after the occurrence of such event and ensure the repayment of the principal and interest of the Loan when due and payable.

6.9	The Borrower shall timely obtain and maintain all the governmental approvals as necessary for its business operation, including but not limited to obtaining the confirmation of the competent government department within ten (10) days after the execution of this Agreement with respect to the legitimacy and validity of the land use right under the Investment Agreement entered into between the Borrower and Administration Committee of Jiangning Economic & Technical Development Zone, Nanjing on August 22, 2004.

6.10	Before the payment date, the Borrower shall register the mortgage agreement with the relevant government department to consummate the mortgage, and shall seek security method other than the Borrower’s assets as collateral to the satisfaction of Nanjing Commercial Bank with respect to the Loan Contract entered into between the Borrower and Nanjing Commercial Bank on November 18, 2004, and shall obtain a written waiver from Nanjing Commercial Bank that Nanjing Commercial Bank regarding any of its security rights which may impose on the Borrower’s assets pursuant to the foregoing Loan Contract.

6.11	Before the payment date, the Borrower shall consummate the undisputable ownership of the company in the intangible assets (including but not limited to “Know-how of the manufacturing of silicon solar cells”) served for investment contribution, and shall cause its overseas shareholders to obtain from their employers and possible claimers any ownership certification, non-dispute confirmation letter or waiver certification (as the case may be) with respect to such intangible assets to the satisfaction of the Lender both in form and content.

6.12	Before the payment date, the Borrower shall acquire the legal, valid, undisputable written license from CEEG with regard to the Industrial Property exclusively owned by CEEG (including but not limited to the trademark “CEEG PV”), which the Borrower is using or will use as necessary for its business.

6.13	The Borrower shall timely buy property insurance from insurance companies and maintain full validity of such insurance. The insurance amount, type and deduction must be the amount, type and deduction generally maintained by the companies which carry on the business similar to that of the company under similar commercial environment.

6.14	The Borrower shall maintain its entity and business license, use its reasonable efforts to maintain the current governmental preference, fully comply with all the relevant laws and continues to carry on the businesses currently conducted by it.

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6.15	The Borrower shall conduct its business by such means as consistent with the standards of the relevant industry, keep its material property and assets in good working order and condition and conduct all necessary and reasonable repairs, replacement and improvement so as to make sure that the above businesses may be conducted reasonably and carefully all the way.

6.16	Before the payment date, the Borrower shall provide the reviewing report (the “Reviewing Report”) from December 1, 2005 to December 31, 2005 (the “Closing Date of Reviewing Report”) and unaudited financial report (the “Unaudited Financial Report”) of January 2006 of the Borrower issued by Deloitte & Touche in accordance with international accounting standards.

6.17	Before the payment date, the Borrower shall procure overseas shareholders and other officers of the Borrower to conclude non-disclosure, non-competition and intellectual property ownership agreement with the Borrower to the satisfaction of the Lender both in form and content.

7	Precedent Conditions

The payment by the Lender to the Borrower and drawing of the Loan by the Borrower shall be conditioned on the satisfaction of all the following conditions on or before the payment date:

7.1	The Lender completes the operational, technical, legal and financial due diligence of the Borrower to the satisfaction of the Lender.

7.2	The Borrower and its overseas shareholders obtain all the approvals, consents and resolutions as required by the Lender and necessary for the execution of this Agreement.

7.3	The representations and warranties made by the Borrower herein shall be true and accurate as of the execution date of this Agreement and the payment date and as valid as if they are made on the payment date.

7.4	The Borrower shall have performed and complied with in all material aspects of all the obligations and stipulations hereunder which shall be performed or be complied with on or before the payment date, including but not limited to:

1)	The Borrower has obtained the confirmation from the competent government department with respect to the legitimacy and validity of the land use right under the Investment Agreement entered into between the Borrower and Administration Committee of Jiangning Economic & Technical Development Zone, Nanjing on August 22, 2004;

2)	The Borrower has obtained the written confirmation from Nanjing Commercial Bank that the latter waives any of its security rights which may impose on the Borrower’s assets under the Loan Contract entered into between it and Nanjing Commercial Bank on November 18, 2004;

3)	Overseas shareholders have obtained any ownership certification, non-dispute confirmation letter or waiver certification (as the case may be) from their employers and possible claimers with respect to the intangible assets used for investment (including but not limited to “Know-how of the manufacturing of silicon solar cells”) to the satisfaction of the Lender both in form and content;

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4)	The Borrower has acquired the legal, valid, undisputable written license from CEEG with regard to the Industrial Property (including but not limited to the trademark “CEEG PV”) exclusively owned by CEEG which the Borrower is using or will use as necessary for its business.

5)	Overseas shareholders and other officers of the Borrower have concluded non-disclosure, non-competition and intellectual property ownership agreement with the Borrower to the satisfaction of the Lender both in form and content.

7.5	The Borrower and its legal representative shall issue a confirmation letter to confirm that the Borrower conforms with all the representations and warranties hereunder and will perform all the obligations hereunder.

7.6	There is no actual or threatened legal proceedings, claim or demand against the Borrower or the Lender for restricting or preventing the completion of the transaction hereunder or for acquiring material damages for the completion of the transaction hereunder, and also there is no valid order of competent government departments restricting, forbidding or otherwise preventing the completion of the transaction hereunder.

7.7	The Borrower shall submit the Reviewing Report and the Unaudited Financial Report.

7.8	The Borrower shall submit the employment agreements entered into with the executives of overseas shareholders and listed in Schedule A hereto to the satisfaction of the Lender both in form and content (with a term of three years, including non-disclosure, non-soliciting and non-competition clauses).

7.9	The Lender has obtained all the approvals from its investment committee.

7.10	Accountant of the Borrower shall issue a capital verification report verifying that the registered capital has been paid in full by all the shareholders of the Borrower and the investment methods conform with the latest effective Sections of association.

7.11	The Borrower shall present the updated approval certificate and business license embodying the full payment of the registered capital.

7.12	The Borrower shall submit to the Lender the foreign debt registration document issued by foreign exchange administration department for this Agreement.

7.13	7. Chinese legal counsel of the Borrower shall issue legal opinion for this Agreement to the satisfaction of the Lender both in form and content. And,

7.14	Since the Closing Date of Reviewing Report, there is no material adverse change in the assets, management, financial status, goodwill, business and other rights of the Borrower.

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8	Events of Default

If the Borrower commits any of the following behavior or any of the following events (the “Event of Default”) occurs, the Borrower shall indemnify the Lender and hold it harmless against all the costs, liquidated damages, loss, expenses or other obligations (including legal costs and other expenses occurred during the investigation, consummation, recovery and defense of any request or claim) caused by the Borrower’s violation of its representations, warranties and undertakings hereunder, the Schedule hereto or documents or materials provided relating to this Agreement:

8.1	The Borrower is unable to repay the principal and interest on the Due Date.

8.2	The Borrower materially breaches any of its obligations under any other agreements with the Lender; such breach may not be remedied, or may be remedied but is not remedied within fifteen (15) days after the Lender issues a written notice to the Borrower, or the remedy is not reasonably satisfactory to the Lender.

8.3	The Borrower materially breaches any other loan agreement or debt document to which it is a party or is bound; such breach may not be remedied, or may be remedied but is not remedied within fifteen (15) days after the Lender issues a written notice to the Borrower, or the remedy is not reasonably satisfactory to the Lender.

8.4	The Borrower materially breaches any representation and warranty hereunder; such breach may not be remedied, or may be remedied but is not remedied within fifteen (15) days after the Lender issues a written notice to the Borrower, or the remedy is not reasonably satisfactory to the Lender.

8.5	The Borrower breaches any of its obligations hereunder; such breach may not be remedied, or may be remedied but is not remedied within fifteen (15) days after the Lender issues a written notice to the Borrower, or the remedy is not reasonably satisfactory to the Lender. Or:

8.6	The Borrower, for any reason, winds up, is dissolved, closes its business for reorganization or its business license is revoked.

If the Borrower incurs any events set forth in the above Sections 8.2, 8.3, 8.4, 8.5 or 8.6, all the debts hereunder will immediately become due and payable without any action taken by the Lender, and the Borrower shall immediately pay to the Lender the above sum. Upon the occurrence of a Event of Default, the interest payable upon all the debts hereunder shall be calculated at the highest interest rate (as defined in Section 1.5 hereof) permitted by the relevant laws. The Borrower agrees to pay the Lender all the reasonable expenditures and expenses incurred by the Lender for taking any action to exercise its rights hereunder, including reasonable lawyer’s fee, and pay the interest payable upon the above expenditures and expenses at the highest interest rate permitted by the relevant laws.

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9	Miscellaneous

9.1	Applicable Laws The execution and interpretation of this Agreement is governed by the laws of the People’s Republic of China; the issues not covered by the foregoing laws shall be governed by the laws of Hong Kong Special Administrative Region of the People’s Republic of China.

9.2	Entire Agreement This Agreement and its exhibits and schedules, as well as the agreements and other documents delivered in accordance with this Agreement constitute the whole of this Agreement and supersede any previous agreements and stipulations between the Parties with regard to the subject matter of this Agreement.

9.3	Severability If at any time a certain provision of this Agreement in a certain aspect is or becomes illegal, invalid or unenforceable under any law of any jurisdiction, the legitimacy, validity or enforceability of other provisions of this Agreement as well as the legitimacy, validity or enforceability of such provision under the laws of other jurisdictions shall not be affected or impaired in any way.

9.4	Notice The notice, demand, request, instruction and other information communication herein shall be made in writing, and will be deemed duly delivered after serviced in person, by fax or prepaid registered airmail. The notice serviced in person or by fax will take effect at the time of service, while the notice serviced by mailing will take effect within ten (10) days after sending out. The above notice and etc. must be sent to:

To the Borrower:	CEEG (Nanjing) PV-Tech Co., Ltd
Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, PRC
Telephone:	86-25-52766688
Fax:	86-25-52766882

To the Lender:	China Sunergy Co., Ltd.
Suite 6A, Hongqiao Business Building, 2272 Hongqiao Road, Shanghai
Zip Code: 200336
Contact: Yao Jiping, Xu Lei
Telephone:	86-21-6237 6673
Fax:	86-21-6237 6709

9.5	Waiver and Cumulative Remedy Failure to exercise or delay in exercising any right or remedy hereunder shall not be deemed as a waiver; and separate or partial exercise of any right or remedy shall not preclude further or other exercise or the exercise of other right or remedy. The rights or remedies provided herein are cumulative and do not exclude any right or remedy provided by laws.

9.6	Amendment and Modification Any amendment to or modification or revision of this Agreement must be agreed upon in writing by the Parties.

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9.7	Dispute Settlement Any dispute which can not be settled by the Parties shall be irrevocably and unconditionally settled through arbitration in accordance with the arbitration rules of the International Chamber of Commerce. The arbitration shall be conducted in English at Hong Kong International Arbitration Centre. The arbitration tribunal shall be composed of three arbitrators. Each Party shall nominate an arbitrator and such two arbitrators shall nominate the third arbitrator. The arbitration award shall be final and bound to the Parties. The relevant arbitration costs shall be borne pursuant to the decision of the arbitration tribunal.

[No text below]

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In witness whereof, the respective authorized representatives of the Parties hereto have executed this Agreement in Nanjing, China.

China Sunergy Co., Ltd.

/s/ Fernando R. Vila
Title:	Director
Date:

CEEG (Nanjing) PV-Tech Co., Ltd (Seal)

/s/ Lu Tingxiu
Title:
Date:

Signature Page of Nanjing PV Loan Agreement

Appendix A

Name List of Shareholders

Nanjing Xinde Assets Management Co., Ltd.	56%
Zhang Fengming	24%
Zhao Jianhua	15%
Wang Aihua	5%

Name List of Directors and Officers

Chairman of the Board: Lu Tingxiu

Managing Director: Zhao Jianhua

Operating Deputy Managing Director: Yin Guangyou

Administration Deputy Managing Director: Xu Chengrong

Technology Deputy Managing Director: Zhang Fengming

Director: Zhu Minglong

Director: Zhang Huaibing

Director: Guo Hongjian

Director: Xue Jun

R&D Assistant Chief Engineer: Wang Aihua

Chief Financial Officer: Zhu Zhiping

Chief Engineer Office Manager: Zhang Zhongwen

Assistant General Manager: Feng Guoliang

General Department Manager: Huang Yingchun

Human Resource Department Manager: Sun Chenglin

Production Department Manager: Fang Bo

Quality Control Department Manager: Chen Shuming

Equipment Department Deputy Manager: Li Boping (direct the work)

Sales Department Manager: Feng Guoliang

Project Department Deputy Manager: Sun Renbao

List of External Investment

N/A

Appendix B

(1)	List of Real Estates

A.	Land Use Right (Note: the certificate for land use right has not been obtained yet, but the corresponding lease fee for the land has been paid.)

B.	Temporary offices, research and development building, general building, phase one workshop, phase two workshop and the outdoor facilities of CEEG PV.

For details please refer to the list of the construction work. (Note: The work is still under construction examination and the corresponding property right certificates for the promises have not been obtained yet.)

(2)	List of Fixed Assets

A.	Temporary offices, research and development building, general building, phase one workshop, phase two workshop and the outdoor facilities of CEEG PV.

For details please refer to the list of the construction work. (Note: The work is still under construction examination and the corresponding property right certificates for the promises have not been obtained yet.)

B. Equipments

For details please refer to the list of equipments.

(3)	List of Industrial Properties

A. Know-how;

B. Right to use the Kingdee Financial Software.

Appendix C

Sales Contracts and Contracts for Manufacturing with Customers’ Materials

1.	The Supply Contract signed by and between CEEG (Nanjing) PV-Tech Co., Ltd.(hereinafter refereed to as “CEEG PV-Tech”) and S.E. PROJECT S.r.l. (Buyer)on Nov 11, 2005.

2.	The Sales Contract signed by and between CEEG PV-Tech and Zhejiang Gongyuan Electric Co., Ltd. on Nov 22, 2005.

3.	The Supply Contract signed by and between CEEG PV-Tech and Renergies Itallia srl (Buyer) on Dec 2, 2005.

4.	The Sales Contract signed by and between CEEG PV-Tech and Wuxi Xinte’er Technology Co., Ltd. on Dec 12, 2005

5.	The Supply Contract signed by and between CEEG PV-Tech and GIRASOLAR BV (Buyer) on Dec 22, 2005

6.	The Sales Contract signed by and between CEEG PV-Tech and Shanghai Dingyisheng Industry Co., Ltd. on Dec 29, 2005

7.	The Sales Contract signed by and between CEEG PV-Tech and Shanghai Yuxian Solar Power Technology Co., Ltd. on Dec 30, 2005

8.	The Sales Contract signed by and between CEEG PV-Tech and Changzhou (Kinder) Jingda Machinery Industry Co., Ltd. on Feb 10, 2006

9.	The Contract Manufacturing with Customers’ Materials signed by and between CEEG PV-Tech and Wuxi Guofei Green Power Sourse Co., Ltd.on Jan 13, 2006

Purchase Contracts

1.	The Contract signed by and between CEEG PV-Tech and Roth & Rau AG on April 28, 2005(regarding SiNA Antireflective Coating Equipment for Crystalline Silicon Solar Cells)

2.	The Purchase Contract signed by and between CEEG PV-Tech and Baccini Spa of Treviso Italy on Jun 20, 2005(on Automatic Printing (rotary table) & Drying & Sorting & Testing Line for Solar Cells)

3.	The Purchase Contract signed by and between CEEG PV-Tech and RENA Sondermaschinen GmbH on Sept. 19, 2005 (on InTex Inline Texturing and Saw damage etch)

4.	The Long-Term Supply Contract signed by and between CEEG PV-Tech and Jiangsu Shunda Semiconductor Development Co., Ltd. on Aug 24, 2004

5.	The Long-Term Supply Contract signed by and between CEEG PV-Tech and Shandong Linuo PV High-Tech Co., Ltd. on May 2005

6.	The Sales Contract signed by and between CEEG PV-Tech and Shanghai Yuxian Solar Power Technology Co., Ltd. on May 21, 2005

7.	The Purchase Contract signed by and between CEEG PV-Tech and Wuxi Guofei Green Power Source Co., Ltd. on May 25, 2005

8.	The Framework Agreement, CEEG PV-Tech and Zhejiang Jinggong Photoelectric Co., Ltd. on Jun 20, 2005

9.	The Long-Term Supply Contract signed by and between CEEG PV-Tech and Shanghai Camdenk Semiconductor Co., Ltd. on Aug 29, 2005

10.	The Contract signed by and between CEEG PV-Tech and Konca Solar Cell (Wuxi) Co., Ltd. on Sep 9, 2005

11.	The Sales Contract signed by and between CEEG PV-Tech and Zhejiang Yuhui Solar Energy Source Co., Ltd. on Nov 28, 2005

12.	The Contract signed by and between CEEG PV-Tech and Matex Electronic Equipment & Material SAS on Nov 30, 2005

13.	The Purchase Agreement signed by and between CEEG PV-Tech and Konca Solar Cell (Wuxi) Co., Ltd. on Dec 1, 2005

14.	The Industrial Product Sales Contract (No. NJPV-20051209-Z), signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

15.	The Industrial Product Sales Contract (No. NJPV-20051209-Z1) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

16.	The Industrial Product Sales Contract (No. NJPV-20051209-Z1) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

17.	The Industrial Product Sales Contract (No. NJPV-20051209-Z2) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

18.	The Industrial Product Sales Contract (No. NJPV-20051209-Z2) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

19.	The Industrial Product Sales Contract (No. NJPV-20051209-Z3) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

20.	The Industrial Product Sales Contract (No. NJPV-20051209-Z3) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

21.	The Industrial Product Sales Contract (No. NJPV-20051209-Z4) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

22.	The Industrial Product Sales Contract (No. NJPV-20051209-Z4) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

23.	The Industrial Product Sales Contract (No. NJPV2005CF1220-1) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

24.	The Industrial Product Sales Contract (No. NJPV2005CF1220-2) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

25.	The Industrial Product Sales Contract (No. NJPV2005CF1220-3) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

26.	The Industrial Product Sales Contract (No. NJPV2005CF1220-4) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

27.	The Industrial Product Sales Contract (No. NJPV2005CF1220-5) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

28.	The Sales Contract signed by and between CEEG PV-Tech and Perfectenergy (Shanghai) Limited on Dec 20, 2005

29.	The Industrial Product Sales Contract signed by and between CEEG PV-Tech and Shanghai Qunying Machinery Co., Ltd. on Dec. 20, 2005

30.	The Contract signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Jan 9, 2006

31.	The Sales Contract signed by and between CEEG PV-Tech and Wuxi Guofei Green Power Source Co., Ltd. on Jan 13, 2006

32.	The Industrial Product Sales Contract signed by and between CEEG PV-Tech and Guangzhou Ruxing Technology Development Co., Ltd. on Jan 24, 2006 (on purchase of silver and aluminum paste and other auxiliary materials)

Loan Agreement and Security Agreement

Details as per the below Appendix D

Agreement with Employees and Management

1.	The Employment Contract of Nanjing (sample contract) between CEEG PV-Tech and its employees

2.	The Supplementary Agreement to the Employment Contract (sample contract) on confidentiality and non-competition between CEEG PV-Tech and concerned key employees and management.

3.	The service agreement (sample contract)on training to employees between CEEG PV-Tech and technical employees

Others

1.	The investment agreement signed by and between CEEG PV-Tech and The Administrative Committee of Nanjing Jiangning Economic & Technical Development Zone on Aug 22, 2004

2.	The Contract of Assignment of the Use Right of State-Owned Land signed by and between CEEG PV-Tech and Nanjing Municipal Bureau of State Land and Resources Jiangning Branch on Feb 16, 2006.

Appendix D

Loan Agreement and Security Agreement

1. The loan contracts signed by CEEG PV-Tech (as Debtor) are as the below table:

Contract	Creditor	Signing Date	Term of Loan	Principal (1m)	Note
RMB Loan Contract	Nanjing City Commercial Bank	Nov 23, 2004	11/18/04-11/18/07	RMB50	Add mortagage after the project is completed; transfer of property right is subject to the written consent of the creditor beforehand

Loan Contract	China Merchants Bank, Nanjing Branch	Mar 8, 2005	03/08/05-03/08/06	RMB20	Equity transfer is subject to notification of the creditor beforehand and fulfillment of protective measures

Line of Credit Agreement	China Merchants Bank, Nanjing Branch	Unavailable	11/24/05-03/31/07	US$4.3	Involving external guarantee; Equity transfer is subject to notification of the creditor beforehand and fulfillment of protective measures

Line of Credit Agreement	China Merchants Bank, Nanjing	Unavailable	11/24/05-03/31/07	€3	Involving external guarantee; Equity transfer is subject to notification of the creditor beforehand and fulfillment of protective measures

RMB Loan Contract	China CITIC Bank, Nanjing Branch	Mar 23, 2005	03/23/05-03/23/06	RMB25	Equity transfer is subject to the written consent of the creditor beforehand

RMB Loan Contract	China CITIC Bank, Nanjing Branch	Nov 30, 2005	11/30/05-12/29/05	RMB25	The loan is paid off

RMB Loan Contract	China CITIC Bank, Nanjing Branch	Jan 6, 2006	01/06/06-01/06/07	RMB25	Equity transfer is subject to the written consent of the creditor beforehand

Contract of Working Capital Loan	Industrial and Commercial Bank of China, Nanjing Hanfu Sub-branch	Jun 29, 2005	06/29/05-06/28/06	RMB50	Change in equity is subject to the written consent of the creditor beforehand

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Contract of Working Capital Loan	Industrial and Commercial Bank of China, Nanjing Hanfu Sub-branch	Aug 2, 2005	08/02/05-08/01/06	RMB10	Change in equity is subject to the written consent of the creditor beforehand

Contract of Working Capital Loan	Industrial and Commercial Bank of China, Nanjing Hanfu Sub-branch	Sep 29, 2005	09/29/05-03/28/06	RMB20	Change in equity is subject to the written consent of the creditor beforehand

RMB Loan Contract	China Construction Bank Nanjing Xinjiekou Sub-branch	Oct 24, 2005	10/24/05-10/23/06	RMB20	The behavior which may endanger the creditor’s right is subject to the written consent of the creditor beforehand

Loan Contract	Bank of Communications, Nanjing Branch	Oct 31, 2005	10/31/05-10/26/07	RMB20	Transfer of property right is subject to the written consent of the creditor beforehand

Loan Contract	Bank of Communications, Nanjing Branch	Oct 31, 2005	10/31/05-10/26/06	RMB10	Transfer of property right is subject to the written consent of the creditor beforehand

2.	The Security Agreement entered into by and between CEEG PV-Tech and China Merchants Bank Nanjing Branch on Nov 22, 2005 on entrusting China Merchants Bank, Nanjing Branch open Letter of Indemnity/Standby Letter of Credit. The agreement is a part of the Line of Credit Agreement between the parties on giving CEEG PV-Tech the credit line of USD 4,300,000.

3.	The Security Agreement entered into by and between CEEG PV-Tech and China Merchants Bank Nanjing Branch on Nov 23, 2005 on entrusting China Merchants Bank, Nanjing Branch open Letter of Indemnity/Standby Letter of Credit. The agreement is a part of the Line of Credit Agreement between the parties on giving CEEG PV-Tech the credit line of €3,000,000.

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Schedule E

Inventory of Silicon Raw Materials and Form of Contract

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English Translation

Exhibit H

Assets Mortgage Agreement

This Assets Mortgage Agreement (this “Agreement”) is made as of the 8th day of March, 2006, by and between:

Mortgagor: CEEG (Nanjing) PV-Tech Co., Ltd, a sino-foreign equity joint venture incorporated under the laws of the PRC, with the legal address of the Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China (the “Party A”).

Mortgagee: China Sunergy Co., Ltd., a private limited company incorporated under the laws of British Virgin Islands, whose legal address is P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands (the “Party B”).

The above two parties hereinafter are respectively referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

1.	Party A and Party B entered into a Loan Agreement (as defined below) on the 8th day of March, 2006 in the form as set forth in Schedule 1 hereto. Party B will grant the Loan (as defined below) to Party A according to such Loan Agreement.

2.	As the security for the satisfaction of the Secured Debts (as defined below) to Party B, Party A mortgages, to Party B, the assets (see Schedule 2 hereto for details) legally owned by it as stipulated hereunder.

Article 1 Definitions and Interpretation

1.1	Definitions: Unless otherwise specified, the following terms herein shall have the meanings provided below.

“Loan Agreement”	Refers to Loan Agreement signed by Party A and Party B on March 8, 2006.

“Loan”	Refers to a Loan of $ 10,000,000 in cash in the US dollars or other currencies equivalent to USD 10,000,000 agreed upon by both parties (exchange rate shall be subject to the middle price of the exchange rate published by the People’s Bank of China or its appointed organization on the date the Loan is provided) granted by Party B to Party A in accordance with the terms and conditions of the Loan Agreement.

Interest	Refers to the interest amount calculated by the lending rate provided in Article 1.4 of the Loan Agreement.

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Overdue Repayment Interest	Refers to the interest amount calculated by the overdue rate provided in Article 1.5 of the Loan Agreement.

“the PRC”	Refers to the People’s Republic of China (for the purpose of this Agreement only, exclusive of Taiwan, Hong Kong and Macao).

“Laws of the PRC “	Any effective laws and regulations promulgated by the PRC.

“ RMB”	Refers to RMB, the legal currency of China.

“Mortgage Assets”	All the assets listed in Schedule 2 hereto, including the accessory things of such assets.

“Secured Debts”	Includes the Loan, Interest, Overdue Repayment Interest, compensation for breach of contract, damages and expenses for achieving principal credit and Right of Pledge.

“Mortgage right”	Refers to the security rights and interests of mortgage upon the Mortgage Assets.

“Foreign Exchange Administration Authority”	Refers to the State Administration of Foreign Exchange Jiangsu Branch.

“Mortgage Registration Authority”	Refers to the relevant mortgage things registration authority as provided in the Security Law of the People’s Republic of China, including but not limited to the land administration department which issues the certificate of land use right, factory building and other buildings registration department, vehicle registration department of local people’s government at or higher than county level, industry and commerce administration department where machinery, equipment and other chattel are located, or the notary public office where Party A is located.

“Effective Date”

The date on which all the following registration matters are completed:

(a) Foreign exchange administration authority registers the external security matters relating to the assets mortgage hereunder and issues External Security Registration Certificate; and

(b) The mortgage registration of mortgage assets with the corresponding mortgage registration authority is completed.

1.2	Interpretation: Headings in this Agreement are for reference only and do not impact meanings or explanation of any articles herein. Any articles or appendices mentioned herein shall refer to the articles or appendices included herein. Plural reference also includes singular reference and vice versa. Unless otherwise specified, day, month or year mentioned herein shall refer to calendar day, calendar month or calendar year. Business day mentioned herein shall refer to the days when commercial banks open for business in both USA and China. Male reference also includes female reference and vice versa.

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Article 2 Assets mortgage

2.1	As the security for the satisfaction of the Secured Debts to Party B, Party A hereby mortgages the mortgage assets as defined herein to Party B, and Party B owns mortgage right and priority of payment upon the mortgage assets.

2.2	Mortgage of the mortgage assets shall take into effect as of the effective date and shall expire on the date of the satisfaction in full of the Secured Debts or prior to such date upon the consent in writing by Party B.

2.3	Party A’s Asset Evaluation Report in Schedule 3 hereto is the determination basis of value of the Mortgage Assets. During the effective period of this Agreement, Party B shall not be responsible for any value reduction of the Mortgage Assets except for the losses due to Party B’s intention or any fault that have direct causal relation with the result and Party A shall not be entitled to claim in any form against or raise any requirement to Party B.

2.4	Without prejudice of the Section 2.3 above, in the event any obvious decrease in the value of the mortgage is sufficient to harm Party B’s rights, Party B may require Party A to provide the corresponding additional security. If Party A fails to provide such additional security, subject to the provisions of the laws of the PRC at that time and the requirements of the relevant external security and/or mortgage registration organs, Party B may require and act as the agent of Party A to auction or sell the mortgage assets and reach an agreement with Party A that the proceeds from the auction or sale shall be used for early satisfaction of the secured debts or deposited with the notary public office where Party A is located (Any reasonable expenses arising from this shall be solely borne by Party A).

2.5	In the event any part or all of the Mortgage Assets are lost, damaged or requisitioned, the mortgagee will have the priority of repayment upon the insurance compensation, damages or compensation of the Mortgage Assets.

2.6	Party B, as the mortgagee, shall be entitled to the secured interest at the first priority of the Mortgage Assets. In the event that Party A fails to repay timely to Party B all the Loans in accordance with the provisions of the Loan Agreement, Party B is entitled to dispose of the Mortgage Assets in accordance with the provision of Article 3 herein.

2.7	If the failure by Party A to satisfy the Secured Debts upon expiration of the term as provided by the Loan Agreement results in the distrainment of the Mortgage Assets by People’s Court, from the date of the distrainment, the legal interest accruing from and separate from the Mortgage Assets received by Party B shall be used to satisfy the Secured Debts to Party B according to the satisfaction sequence as provided by the laws of the PRC.

Article 3 Exercise of Mortgage Right

3.1	The Parties agree that if Party A fails to repay the Loans in full to Party B as scheduled in accordance with the provisions of the Loan Agreement, Party B is entitled to, after notifying Party A in writing, exert all the rights and authorities of default remedies provided in the Chinese Laws, the Loan Agreement, this Agreement and other relevant agreements to which the Parties are parties, including (but not limited to) repayment with whole or partial Mortgage Assets at the discount value agreed by the Parties, or auctioning and selling off the Mortgage Assets to repay in priority. Party B shall not be responsible for any losses caused by its reasonable exertion of such rights and authorities unless Party B has caused damages to Party A intentionally or at its fault.

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3.2	Party B shall be entitled to appoint its lawyer or other agents in writing to exercise any and all of the above-mentioned rights and authorities. Party A shall not dissent from this.

3.3	Party A shall bear the reasonable expenses occurring when Party B exerts any or all of the above-mentioned rights and authorities. Party B is entitled to deduct such expenses actually incurred from the amount acquired in its exertion of the rights and authorities. However, the taxes payable to the customs or the taxation department for the disposal of the Mortgage Assets shall be borne by Party B.

3.4	The sum acquired by Party B in its exertion of rights and authorities shall be handled in accordance with the following sequences:

Firstly, pay all the reasonable expenses incurred in the disposal of the Mortgage Assets and the exertion of its rights and authorities (including the compensation paid to its lawyer and agents);

Secondly, pay taxes payable for the disposal of the Mortgage Assets; and

Thirdly, repay the Secured Debt to Party B;

If there is still a remaining amount after deduction of the above-mentioned sum, Party B shall return the remaining amount to Party A or others that are entitled to such amount in accordance with relevant laws and regulations, or deposit it at the notary authority of the place where Party A is located (any reasonable expenses caused thereby shall be fully borne by Party A). After the Mortgage Assets are converted for repayment, auctioned or sold off, the portion of the sum that is less than the repayment amount of the Secured Debt shall be repaid by Party A.

3.5	When Party B exercises its right of pledge in accordance with this Agreement, Party A may not set any obstacles and shall take all the necessary and indispensable measures and sign all the necessary and indispensable documents to assist Party B in the exertion of its right of mortgage.

3.6	In the event of any default events stated in Article 8 hereof, Party A shall compensate for any losses of Party B.

Article 4 Representations, Warranties and Covenants

4.1	Party A represents and warrants to Party B that:

4.1.1	Party A (i) is a sino-foreign equity joint venture duly organized, validly existing and normally operated under the laws of the PRC; (ii) has the rights to own and operate its assets and carry on the business within the business scope as provided in its business license; (iii) its operation is consistently in compliance with the provisions of all applicable laws and its joint venture contract and articles of association (including all the revisions, Schedules and supplements thereof) since its establishment; (iv) has full right and authorization to sign and fulfill this Agreement and to complete the issues stated herein and can act as an independent principal of action; (v) has ability to fulfill the obligations and secured liabilities hereunder and conforms to all requirements of the laws of the PRC with regard to a guarantor of external security.

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4.1.2	Party A shall have legal and complete ownership of all of its assets, which shall not be subject to any secured rights and interests as well as any third party rights. There is no violation of the contract or agreement that has binding force on Party A, nor is there any litigation, arbitration or other legal actions relating to Party A or its assets.

4.1.3	On the execution date and the effective date of this Agreement, the registered capital of Party A is USD 10,800,000, and the shareholders of Party A have completely fulfilled their obligations for registered capital contribution to Party A.

4.1.4	On the execution date and effective date of this Agreement, Party A is the sole legal owner of the Mortgage Assets and has obtained the relevant ownership certificate according to the laws of the PRC. There is no existing dispute with regard to the ownership of the Mortgage Assets. If the Mortgage Assets include the right to use state-owned land, Party A shall have paid off the granting fee on schedule. Party A has right to dispose of the Mortgage Assets and any part thereof.

4.1.5	On the execution date and the effective date of this Agreement, except for the secured rights and interests of the Mortgage Assets provided herein, there is not any other secured rights and interests or third party rights and interests of the Mortgage Assets.

4.1.6	On the execution date and the effective date of this Agreement, the Mortgage Assets may be duly mortgaged and transferred and Party A have sufficient rights and authorities to mortgage its Mortgage Assets to Party B in accordance with the provision hereof.

4.1.7	Prior to the payment date under the Loan Agreement, Party A shall ensure its board of directors to make the unanimous resolution in the format as set out in Schedule 4 hereof and provide an original of the same to Party B.

4.1.8	Upon the effectiveness of this Agreement, the provisions hereof constitute legal, effective and binding obligations to Party A and may be enforceable, in accordance with the provisions hereof, to Party A.

4.1.9	On the effective date, what have to be acquired, including but not limited to any third party’s consent, permission, waiver, authorization provided in Articles 4.1.7 and 4.2.1 hereof or approval, permission and exemption of any government department, or formalities of registration or record (if required by law) at any government departments, with respect to the execution and fulfillment of this Agreement and the assets mortgage hereunder, have already been acquired or processed and will be fully effective during the effective period of this Agreement.

4.1.10	The execution and performance of this Agreement by Party A does not violate or conflict with all the applicable laws, any agreement to which it is a party or its assets are bound, any court judgment, any verdict of arbitration organization and any decision of the administrative authority.

4.1.11	The assets mortgage hereunder constitutes the secured rights and interests of the first priority on the Mortgage Assets.

4.1.12	On the effective date, all the taxes and fees that shall be paid by Party A due to the acquisition of the Mortgage Assets shall have been paid in full by Party A.

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4.1.13	On the execution date and the effective date of this Agreement, there is no litigation, legal procedure or request pending or, as long as Party A knows, threatening, against Party A, its assets or the Mortgage Assets at any courts or arbitration tribunals, nor is there any litigation, legal procedure or request pending or, as long as Party A knows, threatening, against Party A, its assets or the Mortgage Assets at any government organizations or administrative authorities, that will have major or adverse impacts on Party A’s financial status or its capability of fulfilling the obligations and the secured liabilities hereunder.

4.1.14	All the reports, documents and information, provided by Party B to Party A, of all the matters related to Party A and required by this Agreement are authentic, accurate and effective in all the material aspects on the execution date and the effective date of this Agreement.

4.2	Party A warrants to Party B that:

4.2.1	Party A shall be responsible for handling and ensure the completion of the following matters within thirty days after the payment date under the Loan Agreement or the later time limit as agreed by Party B:

(a)	The mortgage registration certification about the relevant Mortgage Assets issued by the mortgage registration authority, and provide Party B with a copy of the ownership certification and mortgage registration certification of all the Mortgage Assets; and

(b)	The External Security Registration Certificate issued by the foreign exchange administration authority, and provide Party B with a copy of such External Security Registration Certificate.

4.2.2	Without prior written consent of Party B, Party A may not reset or be allowed to set new mortgage or any other secured rights and interests.

4.2.3	Without notifying Party B in a written form in advance and receiving prior written consent of Party B, Party A may not transfer Mortgage Assets to any other parties except to Party B, otherwise such transfer shall be invalid. The sum acquired by Party A for transferring Mortgage Assets shall be firstly used for repaying Secured Debt to Party B.

4.2.4	It shall timely purchase property insurance for all the Mortgage Assets from insurance companies and maintain such insurance completely valid within the term of this Agreement. The insurance amount, type and deduction must be the amount, type and deduction generally maintained by the companies which carry on the business similar to that of Party A under similar commercial environment.

4.2.5	In the event that any lawsuit, arbitration or other requests occur, which may possibly have adverse impacts on benefits of Party A or Party B under this Agreement and the Loan Agreement, Party A shall, as soon as possible and promptly, notify Party B in a written form and take all necessary measures to ensure Party B’s rights and interests to the Mortgage Assets.

4.2.6	Party A shall not conduct or allow any behaviors or actions that may possibly have adverse impacts on the benefits of Party B under the Loan Agreement and this Agreement or the Mortgage Assets.

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4.2.7	Party A guarantees to, in accordance with Party B’s reasonable requirements, take all necessary measures and sign all necessary documents (including, but not limited to Supplementary Agreement of this Agreement) so as to ensure Party B’s right to the Mortgage Assets and the exertion and achievement of such rights by Party B.

4.2.8	In case of transfer of any Mortgage Assets caused by exertion of right of mortgage under this Agreement, Party A shall ensure to take all measures to achieve such transfer.

4.2.9	Once events of breach of contract described in Article 8 hereof occur or possibly occur, Party A shall inform Party B immediately in writing.

4.3	Party B represents and warrants to Party A that:

4.3.1	It is a private limited company that is incorporated in accordance with laws of British Virgin Islands and continues to exist legally; has complete and independent legal status and legal ability to sign, deliver and fulfil this Agreement.

4.3.2	It owns complete internal corporate authority and authorization to sign and deliver this Agreement and to complete transactions described in this Agreement. This Agreement is legally and appropriately signed and delivered. Once this Agreement becomes effective, its any articles constitute legal, effective and binding obligations to Party B and may be compulsorily executed to Party B in accordance with articles of this Agreement.

Article 5 Continuity and Non-waiver

The assets mortgage under this Agreement is a consecutive security, which shall be valid until Secured Debt are completely discharged. Exemption and grace that Party B grants with regard to any breach of contract of Party A or any rights under the Loan Agreement and this Agreement that Party B postpones to exert, may not impact rights of Party B to ask Party A to strictly execute, at any time in the future, the Loan Agreement and this Agreement or rights enjoyed by Party B due to Party A’s violation of Loan Agreement and/or this Agreement, under this Agreement, Loan Agreement and relevant Chinese laws.

Article 6 Release of the Mortgage

After Party A fully and completely fulfill all of its obligations respectively under the Loan Agreement and this Agreement, the mortgage set over the Mortgage Assets under this Agreement shall be automatically released, or Party B may, at any time after the effective date, release the mortgage with prior written consent of Party B (“Release of the Mortgage”).

Upon Release of the Mortgage, Party B shall cooperate with Party A to process cancellation of the mortgage registration and external security of the Mortgage Assets. Reasonable expenses occurring due to release of the Mortgage shall be borne by Party A.

Article 7 Fundamental Change of Circumstances

As an implement and not in conflict with other articles of this Agreement and the Loan Agreement, in the event that at any time, due to promulgation or change of any Chinese laws, rules or regulations, or change of interpretation or application on such laws, rules or regulations, or change of relevant registration procedure, Party B believes that maintaining effectiveness of this Agreement and/or handling Mortgage Assets with the method provided in this Agreement become illegal or conflict with such laws, rules or regulations, Party A shall immediately, in accordance with written instruction and reasonable requirements of Party B and in compliance with applicable laws, rules or regulations, take any actions, and/or sign any agreements or other documents, so as to:

(1) Maintain this Agreement effective;

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(2) Handle Mortgage Assets with the method provided in this Agreement conveniently; and/or

(3) Maintain or achieve security set or to be set in this Agreement.

Article 8 Default Events

8.1	Party A materially breaches any of its obligations under this Agreement, the Loan Agreement and any other agreements between it and Party B; and such breach may not be remedied, or may be remedied but is not remedied within fifteen days after Party B giving written notice to it, or the remedy is not reasonably satisfactory to Party B.

8.2	Party A materially breaches any representation, warranty and covenant under this Agreement and/or the Loan Agreement.

8.3	Party A goes out of business, is dissolved, puts up the shutters for adjustment or its business license is revoked for its own faults.

Article 9 Notice

9.1	All the notices and communications between the Parties shall be made in writing, and shall be sent to the following appropriate address by fax, special person delivery (including urgent-mail service), registered airmail or e-mail:

Party A: CEEG (Nanjing) PV-Tech Co., Ltd

Address :	Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing

Fax :	86-21-52766882

Recipient :	Lu Tingxiu

Party B: China Sunergy Co., Ltd.

Address :	6A Hongqiao Business Building, 2272 Hongqiao Road, Shanghai

Fax :	86-21 6237 6709

Recipient	Yao Jiping, Xu Lei

9.2	The following time shall be deemed as the service time of notices or communications:

(1)	In case of delivery by fax?it shall be the time listed in corresponding delivery record, except that the fax in question is delivered after 5:00 pm at the place where the receiver is located or on the date when is not a working day in terms of the place of the receiver. Under such circumstances, the receiving day shall be the next working day;

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(2)	In case of delivery by a dedicated person (including express mail), it shall be the date when the receiver signs to confirm receipt of the document; or

(3)	In case of delivery by registered mail, it shall be the 10th day after the date indicated in return of registered mail issued by post office.

Article 10 Applicable Laws and Dispute Settlement

10.1	Chinese laws shall be applicable to conclusion, effect, interpretation, fulfilment, amendment, termination of this Agreement and resolution of disputes; the laws of Hong Kong Special Administrative Region is applicable to matters not covered in Chinese laws.

10.2	Any disputes that both parties fail to resolve shall be irrevocably and unconditionally resolved through arbitration in accordance with rules of International Chamber of Commerce. Arbitration shall be conducted at Hong Kong International Arbitration Center; the language of English shall be used; arbitration tribunal shall be composed of three arbitrators; each party nominates one arbitrator; these two arbitrators shall nominate the third arbitrator. Arbitration verdict shall be final and have binding force on all parties. Relevant arbitration expenses shall be borne in accordance with decision of arbitration tribunal.

Article 11 Miscellaneous

11.1	Without written document signed by both parties (the document in question shall be used as appendix to this Agreement), articles of this Agreement may not be waived, amended or altered.

11.2	No failure by either party to exercise, nor any delay of either party in exercising, any right or remedy under this Agreement shall operate as a waiver thereof.

11.3	The invalidity of any article under this Agreement shall not affect the validity of any other articles under this Agreement which has no relation to the article in question.

11.4	Any separate or partial exercise of any right or remedy hereunder shall not prevent any further or other exercise thereof or the exercise of any other such right or remedy. Rights or remedies provided in this Agreement are cumulative and any rights or remedies methods provided by law are not excluded.

11.5	Any articles under this Agreement shall not be interpreted as a waiver of the defence right on bona fide by either party.

11.6	All the stamp tax and governmental charges, taxation and reasonable actual expenses (including fees of lawyer) occurring in preparation and fulfilment of this Agreement shall be borne by both parties respectively.

11.7	This Agreement shall have binding force on both parties and respective successors and transferees (if any).

11.8	Party B may transfer, wholly or in part, rights and/or obligations under this Agreement to any third party without consent of Party A, after notifying Party A and completing formalities of examination and approval, registration and record. However, without prior written consent of Party B and completion formalities of examination and approval, registration and record, Party A may not transfer or transfer in an indirect way any rights or obligations under this Agreement.

11.9	This Agreement will take into effect as of the effective date and expire on the date the Secured Debts are completely satisfied. After the effective date of this Agreement and during the term hereof, if Party B fails to perform its obligations in accordance with the Loan Agreement, the security obligation of Party A hereunder shall be released automatically and the Parties shall handle the relevant registration formalities for releasing the mortgage of the Mortgage Assets.

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In witness whereof, the Parties hereto or their duly authorized representatives (if any) have executed this agreement at the date first above written.

Party A: CEEG (Nanjing) PV-Tech Co., Ltd. (Seal)

Signature:	/s/ Lu Tingxiu
Name:
Title:
Seal of the Company:

Party B: China Sunergy Co., Ltd.

Signature:	/s/ Fernando R. Vila
Name:	FERNANDO R. VILA
Title:	DIRECTOR

Signature page of Nanjing PV assets mortgage agreement

Schedules:

Schedule 1:	Loan Agreement

Schedule 2:	List of Mortgage Assets

Schedule 3:	Assets Appraisal Report of CEEG (Nanjing) PV-Tech Co., Ltd

Schedule 4:	Resolution of the Board of Directors of CEEG (Nanjing) PV-Tech Co., Ltd

Schedule 1

Loan Agreement

Schedule 2

List of Mortgage Assets

Land Use Right

The legal and valid right to use the land indicated in the granting agreement entered into by and between Party A and Nanjing City Land Resources Bureau Jiangning Branch on February [16] , 2006 (the “Granting Agreement”).

Equipment list of CEEG (Nanjing) PV-Tech Co., Ltd (First Production Line)

Number	Description	Import Country	Price in Original Currency	Converted into RMB	Remarks
1	Printed Line	Italy baccini	Euro 1159416.00	13,077,748.71	Foreign
2	Anti-reflection coat daubing equipments	Germany roth&rau	Euro 1036001.00	11,685,676.88	Foreign
3	Bake-out furnace	US rtc	USD 198600.00	1,646,175.54	Foreign
4	Diffusion furnace and cleaning trough	Czech svcs	USD 852000.00	7,062,142.80	Foreign
5	Oval Polarized Gauge	US rtc	USD 19255.50	159,606.91	Foreign
	Total of imported equipments			33,631,350.85
6	Open side chemical cleaning line			510,000.00	Domestic
7	Quartz tube cleaning equipment			155,000.00	Domestic
8	Pure water equipment			1,680,000.00	Domestic
9	Cold Water Unit			438,000.00	Domestic
10	Exhaust gas treatment system			238,000.00	Domestic
11	Low temperature liquid storage trough			386,000.00	Domestic
12	Clean compressed air system			158,000.00	Domestic
13	Integrated direct- fired machine			850,000.00	Domestic
14	Plasma Etching Machine			336,000.00	Domestic
15	Workshop decontamination, Comfortable air-conditioning engineering			1,460,000.00	Domestic
16	PNC special gas pipe			1,253,582.17	Domestic
	Total of Domestic Equipments			7,464, 582.17
	Total of Equipments			41,095,933.02

Unit Account of Plant ZDGF-SJ-J03-024-2005 (Second Production Line)

No.	Name	Model Number	Manufacturer	Manufacture Date	Date of putting into use	Quantity	Foreign Currency	Domestic Currency (RMB) (Yusn)	Term of Use	Remarks
1	Flocking-making machine		SHENZHEN SC EXACT EQUIPMENT CO., LTD.	Dec. 2005	Mar. 2006	One unit		83800		Line 2

2	Chemical cleaning machine		BEIJING SEVENSTAR HUACHUANG ELECTRONIC CO., LTD.	Dec. 2005	Mar. 2006	One unit		60000		Line 2, 3

3	Silicon wafers drier		BEIJING SEVENSTAR HUACHUANG ELECTRONIC CO., LTD.	Dec. 2005	Mar. 2006	One unit		130000		Line 2

4	High temperature diffusion furnace		BEIJING SEVENSTAR HUACHUANG ELECTRONIC CO., LTD.	Dec. 2005	Mar. 2006	One unit		1500000		Line 2

5	Dephosphorylate silicon glass trough		BEIJING SEVENSTAR HUACHUANG ELECTRONIC CO., LTD.	Dec. 2005	Mar. 2006	One unit		560000		Line 2, 3

6	Silicon wafers drier		BEIJING SEVENSTAR HUACHUANG ELECTRONIC CO., LTD.	Dec. 2005	Mar. 2006	One unit		130000		Line 2

7	Plasma Etching Machine	M42200- 3/UM	CETC 48th Research Institute	Dec. 2005	Mar. 2006	One unit		336000		Line 2

8	Plasma Etching Machine	M42200- 3/UM	CETC 48th Research Institute	Dec. 2005	Mar. 2006	One unit		336000		Line 2

9	PEYCD coating machine		Germany ROTH&RAU	Jan. 2006	Mar. 2006	One unit	EUR948000	9074350.8		Line 2

10	Screen Printing System		Italy BACCINI	Jan. 2006	Mar. 2006	One unit	EUR1100000	10529310		Line 2

11	Quick Sintering Furnace		US DESPATCH	Jan. 2006	Mar. 2006	One unit	USD209100	1685283.27		Line 2

	Total							25718944.07

Schedule 3

Assets Appraisal Report of CEEG (Nanjing) PV-Tech Co., Ltd

Schedule 4

Resolution of the Board of Directors of CEEG (Nanjing) PV-Tech Co., Ltd

Date:                            , 2006

Place: Conference Room of the Company

Directors Present the Meeting:

The board of directors of CEEG (Nanjing) PV-Tech Co., Ltd. (this “Company”) have reviewed the Loan Agreement (the “Loan Agreement”) and Assets Mortgage Agreement (the “Assets Mortgage Agreement”) entered into by and between this Company and China Sunergy Co., Ltd. on the eighth day of March 2006, and hereby adopt the following resolution with respect to the matters of assets mortgage involved in the Assets Mortgage Agreement:

1.	Resolved, to approve the Company to mortgage its assets listed in Schedule 3 of the Assets Mortgage Agreement in favour of China Sunergy Co., Ltd, as the security for the loan borrowed by the Company from China Sunergy Co., Ltd. according to Loan Agreement,

2.	Resolved, to authorize the Company to handle the corresponding external security registration formalities and assets mortgage registration formalities with the foreign exchange administration authority and the relevant mortgage registration authority for the above assets mortgage.

These Resolutions shall take into effect as of the date first above mentioned.

Signatures of All the directors:

English Translation

Exhibit I

Equity Transfer Agreement

This agreement (hereinafter refereed to as the “Agreement”) is entered into by and among the parties as below on March 24, 2006.

Party A: China Sunergy Co., Ltd.

Legal Address: P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands

Party B:

1:

Nanjing Xinde Assets Management Co., Ltd.(hereinafter referred to as “Xinde”)

Registered Address: Jiangning Development Zone High Tech Venture Center, Nanjing, China

Legal Representative: Lu Tingxiu

Legal Status: Limited liability company

2:

Zhao Jianhua

Address: Jiangning Development Zone High Tech Venture Center, Nanjing, China

Nationality: Australia

Passport No.: L5162256

3:

Zhang Fengming

Address: Jiangning Development Zone High Tech Venture Center, Nanjing, China

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Nationality: Australia

Passport No.: L3798159

4:

Wang Aihua

Address: Jiangning Development Zone High Tech Venture Center, Nanjing, China

Nationality: Australia

Passport No.: L4142723

Party C

CEEG (Nanjing) PV-Tech Co., Ltd.

Address: Jiangning Development Zone High Tech Venture Center, Nanjing, China

Legal Status: Sino-foreign joint venture

Legal Representative: Lu Tingxiu

(Party A is hereinafter referred to as the “Transferee”; Party B are hereinafter collectively referred to as the “Transferors”, each a “Transferor”; CEEG (Nanjing) PV-Tech Co., Ltd. is abbreviated as “CEEG PV-Tech”.)

WHEREAS

Whereas, CEEG PV-Tech, a company organized and existing under the laws of China and having its registered office at Jiangning Development Zone High Tech Venture Center, is incorporated in accordance with the Joint Venture Contract (Appendix I(A), “Joint Venture Contract”) and the Articles of Association (Appendix I(B), “Original Articles of Association”) entered into by and between China Electrical Equipment Group and Zhao Jianhua on Jun 24, 2004, with the current shareholders being Xinde, Zhao Jianhua, Zhang Fengming and Wang Aihua;

Whereas, the net assets of CEEG PV-Tech as of Dec 31, 2005 is RMB58,172,906.29 in accordance with its independent assets appraisal report;

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Whereas, the capital contributions of Xinde, Zhao Jianhua, Zhang Fengming and Wang Aihua account for 56%, 15%, 24% and 5% respectively (“Equity of Transferors”) in the registered capital of CEEG PV-Tech. According to the current business license of CEEG PV-Tech, its registered capital (“Registered Capital”) is USD10,800,000 and fully paid;

Whereas, the Transferors have signed the share pledge agreement (“Share Pledge Agreement”) with the Transferee with its shares pledged for CEEG PV-Tech’s loan from the Transferee;

Whereas, the Transferors wish to sell shares to the Transferee and the Transferee wishes to purchase shares from the Transferors;

Whereas, the Transferors wish to replace the Share Pledge Agreement with this agreement (if taken effect) and cancel its pledge and the related obligations under the Share Pledge Agreement;

Whereas, the Transferors hereto undertake to waive their preemptive right of purchase and sale of other Transferors’ shares; and

Whereas, the Transferee shall, after purchasing the shares of CEEG PV-Tech from the Transferors, have 100% of the shares of CEEG PV-Tech. Therefore, the Chinese shareholders and the Transferee wish to terminate the Joint Venture Contract, the original Articles of Association and all relative amendments and enter into a new Articles of Association, whereby CEEG PV-Tech shall be changed to a wholly foreign owned enterprise of the Transferee.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.	Transfer of Shares

The Transferors hereby agree to sell all their shares of CEEG PV-Tech to the Transferee for the Purchasing Price set out in Clause 2. The Transferee hereby agrees to purchase the abovesaid shares from the Transferors as the Purchasing Price.

2.	Purchasing Price

The Purchasing Price is USD10,336,848, of which USD 4,046,811 is paid for Xinde, USD 2,034,367 for Zhao Jianhua, USD3,678,348 for Zhang Fengming and USD577,322 for Wang Aihua.

3.	Effectiveness of the Agreement

The agreement shall take effect on the day (hereinafter refereed to as “Effective Date”) on which the original examination and approval authorities (“Examination and Approval Authorities”) of CEEG PV-Tech has cancelled its current Approval Certificate for Enterprises with Foreign Investment (hereinafter refereed to as “Approval Certificate”) and issued a new Approval Certificate establishing that the Transferee has owned 100% shares of CEEG PV-Tech, and upon the fulfilment of all the conditions set out in the Article 7 herein.

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4.	Compliance with Labor Law

The Transferee shall comply with the regulations relating to employment and other regulations in China’s Labor Law after the agreement takes effect.

5.	Obligations of CEEG PV-Tech and the Transferor

5.1		After the agreement is signed, CEEG PV-Tech and all Transferors shall be responsible for or push CEEG PV-Tech to make any and all necessary or appropriate filing, application and registration and obtain all approval with Chinese government or other departments or entities relating to the share transfer stipulated herein.

5.2		As required by the Transferee, CEEG PV-Tech and the Transferors shall coordinate properly and from time to time sign and deliver all documents and take any activities the lawyers of the Transferee thinks necessary or appropriate in order to implement share transfer.

5.3		Before the Agreement takes effect, the Transferors hereby covenant not to take any of the following activities without the written consent of the Transferee:

	1)	Consult with other parties (including companies the Transferors set up in China and overseas) regarding its shares in CEEG PV-Tech or enter into share transfer intent, agreement or pledge all or part of its shares.

	2)	Change of the registered capital or forms of capital contribution of CEEG PV-Tech;

	3)	Change of the directors and management of CEEG PV-Tech;

	4)	Change of the salary of the directors of CEEG PV-Tech;

	5)	Change of the annual budget (including capital expenditure) of CEEG PV-Tech; or

	6)	Merger, acquisition, liquidation and dissolution of CEEG PV-Tech.

5.4		Before the agreement takes effect, CEEG PV-Tech shall have the obligations as follows:

	1)	Allow the Transferee to access the accounts, records, facilities, real estate, management, employees, accountants and legal counsel of CEEG PV-Tech;

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	2)	Inform the Transferee immediately of the revocation of CEEG PV-Tech’s line of credit and make the largest efforts to recover the line of credit;

	3)	Inform immediately any significant litigation or the situation that may lead to significant litigation ;

	4)	Inform the Transferee in advance of any change in share structure in CEEG PV-Tech, its subsidiaries, affiliates or joint venture companies with CEEG PV-Tech as an investor;

	5)	Inform the Transferee immediately of the resignation of any important executive in CEEG PV-Tech; and

	6)	As required by the Transferee at any time, provide the Transferee with other information relating to the conditions, operation or prospect (financial or other aspect) of CEEG PV-Tech. CEEG PV-Tech shall provide the above information within 2 days after receiving the requirement, or provide the certificate that CEEG PV-Tech has tried his best if more than 2 days are needed.

5.5		Before the Agreement takes effect, CEEG PV-Tech agrees hereby, as for the following issues, the written consent of the Transferee shall be required:

	1)	Merger, restructure, liquidation, dissolution and winding-up; disposition of main businesses or significant assets (excluding current assets) and acquisition and grant of relative operation rights;

	2)	Amendment of Articles of Association;

	3)	Any change of controlling percentage of shares;

	4)	Change of registered capital or form of capital contribution;

	5)	Sale, mortgage, pledge, lease, assignment or disposition of material assets;

	6)	Declaration or payment of dividends;

	7)	Reach any joint venture, partnership or association;

	8)	Provide loans to any director, management or employee;

	9)	Related party transaction outside regular businesses ;

	10)	Every external borrowing exceeding USD 2,000,000 or RMB of equivalent value or a series of external borrowings during 12 months totaling above USD 2,000,000 or RMB of equivalent value;

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11)	Change of the salary of any employee whose base annual salary is USD 50,000 or more;

12)	Hire or dismiss important management member;

13)	Enter into any contract or arrangement with the consideration or payment (excluding purchase of raw materials or equipment) exceeding USD 500,000 payable within one year ;

14)	Change audit firm or any accounting system or policies; or

15)	Formulate or change annual budget.

6.	Obligations of the Transferee

6.1	The Transferee shall pay the purchasing price in the form agreed otherwise by the Transferor and Transferee within ninety (90) days or a longer approved by the examination and approval authorities after the Agreement takes effect. Notwithstanding, in case the Transferor or CEEG PV-Tech owes the Transferee debts, the Transferee has the right (without obligations) offset the purchasing price with any part of the debts from at any time with the consent of the Transferee and Transferor and under Chinese laws and the approval of the examination and approval authorities or foreign exchange administrations.

6.2	On the effective date, the Transferee shall release all Transferors from the pledge on transfer and other liabilities and obligations as stipulated in the Share Pledge Agreement made on March 24, 2006.

7.	Effectivity Clauses

7.1	The Agreement shall take effect and the Transferee shall fulfil the obligations under the Agreement under the premise that the blow conditions are fulfilled

1)	The Transferors shall sign and deliver a Waiver (“Waiver”)in the form of Appendix II. According to the Waiver, the Transferors shall waive, with respect to all or any part of the shares, any pre-emptive right that they may possess or that may apply to the transfer to the Transferee;

2)	The Transferors shall sign and deliver a termination agreement (“Termination Agreement”) made in the form of Appendix III and taking effect on the effective date. According to the termination agreement, the Transferors shall agree to terminate the joint venture contracts and the original Articles of Association;

3)	The Transferee completes the due diligence research on the business, technology, legal affairs and finance of CEEG PV-Tech;

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4)	CEEG PV-Tech and The Transferors obtain all the approvals, consents and resolutions as required by the Transferee;

5)	The Transferors and CEEG PV-Tech obtain any and all the necessary governmental approval relating to the equity transfer, including but not limited to the letters of consent issued by the administrative authorities of Xinde on the equity transfer, and the approval issued by the examination and approval authorities on the equity transfer and CEEG PV-Tech’s restructuring to a wholly foreign owned enterprise;

6)	The representations and warranties made by the Transferors and CEEG PV-Tech in the Agreement shall be true and accurate on the signing date and effective date of the Agreement, just as the representations and warranties are made on the effective date;

7)	The Transferors and CEEG PV-Tech shall fulfil or observe all the obligations and stipulations that should be fulfilled or observed under the Agreement on the significant aspects;

8)	The Transferors, CEEG PV-Tech and its legal representative shall present confirmation letters for the Transferors and CEEG PV-Tech’s complying with all the statements and guarantees and fulfilling all the obligations under the Agreement;

9)	There is no legal proceedings, right or claim lodged or likely to be lodged against the Transferors, CEEG PV-Tech or the Transferee to restrict or prevent the completion of the transactions hereunder or claim for compensation arising from the completion of the transactions hereunder; nor is there any effective orders issued by jurisdictional governmental departments restricting, prohibiting or preventing in other means the completion of the transactions hereunder.

10)	The Transferors and CEEG PV-Tech shall deliver the review report (“Review Report”) for the period from Dec 1 to Dec 31, 2005 (“Closing Date of Review Report”) and the unaudited financial statement (“Unaudited Financial Statement”) for January 2006, which are provided by Deloitte;

11)	The accountants of CEEG PV-Tech shall present the capital verification report to certify the its registered capital has been paid up by the Transferors and the capital contribution is in conformity with the new and effective Articles of Association;

12)	CEEG PV-Tech shall provide the updated approval certificate and business license showing and reflecting its registered capital is paid up;

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13)	The Chinese legal counsel of the Transferors and CEEG PV-Tech provide the legal opinions, whose forms and contents are satisfied to the Transferee;

14)	The board of directors of CEEG PV-Tech agrees to adopt the amendment and the new edition of the Articles of Association formulated by the Transferee;

15)	No any substantial adverse change in the capital, management, financial position, business and other rights of CEEG PV-Tech as of the closing date of the Review Report.

7.2	The parties hereto shall make reasonable efforts to ensure the conditions stipulated in the Section 7.1 are fulfilled as soon as possible. In case the conditions stipulated in Section 7.1 fails to be fulfilled within one year since signing of the Agreement, the Transferee shall have right and not obligations to notify at any time the Transferors of terminating the Agreement by writing.

8.	The Representations and Warranties of the Transferors and CEEG PV-Tech

The Transferors and CEEG PV-Tech represents and warrants as follows on the signing date and effective date:

8.1	The Transferors are the only beneficial owner of the equity in the registered capital of CEEG PV-Tech. Except for the share pledge stated in the Whereas clauses herein, the shares are not restricted by any mortgage, pledge, guarantee right, lien or any other type or form when the Agreement is signed;

8.2	The Transferors have obtained all necessary approval, permission and conformation relating to transfer of all their shares in the registered capital of CEEG PV-Tech from all their investors or the organizations that are entitled to dispose or supervise equity transfer, so the Transferors have the right to transfer all the equity and all accompanying rights without any defects they hold in CEEG PV-Tech;

8.3	CEEG PV-Tech (i) is a limited liability company established, existing or operating normally in accordance with Chinese laws; (ii) has the right and license to engage in the present and planed business and owns the property and uses the property for leasing; (iii) complies with the Articles of Association (including all amendment, accessories and supplements) at all substantial aspects ;

8.4	CEEG PV-Tech has the legal qualification to operate at the place that it owns or rent for the business. The Appendix A lists the following information as of the date the Agreement is signed (i) shareholders, shares and capital contribution; (ii) name, address and position of all directors and management in office; and (iii) ownership in other companies or entities CEEG PV-Tech invested or holding interest in

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8.5	According to the original Articles of Association, the registered capital of CEEG PV-Tech is USD 10,800,000 on the date of signing the contract.

8.6	The net assets of CEEG PV-Tech is RMB 58,172,906.29 on the date when the agreement is signed.

8.7	The signing, delivery and fulfillment of the Agreement and the transactions hereunder shall not violate any present and effective laws, any orders, rulings or decrees by any court or other governmental department, the Articles of Association, or any agreement or restriction binding upon CEEG PV-Tech or its shareholders who are the party hereto. The signing, delivery and fulfillment of the Agreement and the transactions hereunder shall not breach or constitute breach to the contract or agreement of CEEG PV-Tech or its shareholders who are the party hereto.

8.8	The balance sheet, income statement, shareholders’ equity and financial statement ended on the closing date of the review report of CEEG PV-Tech is (i) prepared by Deloitte in accordance with the continuously used International Accounting Standards; (ii) a fair reflection of the financial position and change of CEEG PV-Tech at all closing dates and periods; and (iii) complete, correct and prepared in accordance with the financial accounts of CEEG PV-Tech.

8.9	CEEG PV-Tech has made tax declaration in accordance with all the relative regulations. Every declaration shall correctly reflect all the tax obligations (including but not limited to income tax, sales tax, import tariff, value added tax, etc.) and other information of CEEG PV-Tech required to declare. CEEG PV-Tech has paid all the due taxes as above said and all the taxes, penalty, penalty duty or tax difference incurred or accumulated before the equity transfer.

8.10	Except for the share pledge stated in the Whereas clauses herein, the shares are not restricted by any mortgage, pledge, guarantee right, lien or any other type or form when the Agreement is signed;

8.11	Appendix B(1) is a true and complete detailed list of all real estates CEEG PV-Tech has land use rights of, leases or uses. CEEG PV-Tech has the complete and indisputable land use right to all the real estates listed in the Appendix.

8.12	Appendix B(2) is a detailed list of all fixed assets CEEG PV-Tech owns, uses or controls on the signing date of the Agreement, including factory buildings, equipment, furniture, attachments and other tangible assets (except inventory) with the equivalent book value above RMB 2,000. All the assets are recorded in the accounts of CEEG PV-Tech and every fixed asset are described with features, cost and the book value as of the most recent fiscal date.

8.13	Appendix B(3) lists all the patents, trademarks, commercial name, copyright, proprietary know-how, business secret or other industrial property rights, data or technologies (“Industrial property right”) CEEG PV-Tech owns and use or will use in business. The industrial property rights are not subject to any mortgage, pledge, lien and restriction in its use or publication, and CEEG PV-Tech has no obligation to pay for use or license to anybody.

9

8.14	No pending appeal, controversy, lawsuit, legal proceeding, labor dispute or research of any nature involving, affecting or targeting CEEG PV-Tech

8.15	Appendix C lists all important contracts, agreements and other arrangements where CEEG PV-Tech is one party, involved in or has influence including (i) the contracts, agreements and undertakings involving US$ 1,000,000(or RMB 8,000,000) or above; (ii) the contracts, agreements and undertakings involving the borrowing or line of credit of RMB10,000,000 or above; (iii) any contracts and agreements signed by the present or former directors, management, shareholders or long-term consultants; (iv) any agreements and other arrangements regarding purchase or sales of the assets of CEEG PV-Tech, except those occurring during day-to-day production and operation; (v) the plans or similar plans on formally or informally granting its employees or others bonus, pension, profit distribution, purchase of shares, stock option and medical insurance; (vi) investment contracts or letters of intent; and (vii) the agreements on transfer of intellectual property right and license use (including as transfer, Transferee, licensor or licensed user). Apart from the contracts listed in Appendix C, CEEG PV-Tech guarantees the listed are all the contracts or letters of intent with significance to its business or operation.

8.16	CEEG PV-Tech does not enter into any written or verbal contract or other agreement with its related parties on the date when the Agreement is signed. (the “related party” herein refers to the natural persons, companies, partnership companies, joint venture companies or other entities directly or indirectly controlling a party, directly or indirectly controlled by the party or under the normal control of the party. “Control” herein refers to the right to instruct or establish the management and system of a entity, being it the securities accounting for 50% or above, the contract-regulated right to nominate and elect members of the Board of Directors or other forms.)

8.17	CEEG PV-Tech does not operate other activities beyond its legal business scope.

8.18	Appendix D lists all loan agreements and Security Agreements signed by CEEG PV-Tech with various institutions (including financial or non-financial institutions and individuals both at home and abroad) on the date when the Agreement is signed. All the agreements are valid according to the present and effective Chinese laws and constitute the legally binding obligations CEEG PV-Tech has to the above institutions. CEEG PV-Tech has no breach under these contracts.

8.19	CEEG PV-Tech shall comply with all the applicable laws of the People’s Republic of China

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8.20	As of the closing date of the review report, CEEG PV-Tech has no substantial adverse change in its assets, management, financial position, business reputation, business and other rights.

9.	Liabilities for Breach of the Contract

9.1	Should one party hereto fail to fulfill or violate the statements, guarantees, undertakings, agreement, liabilities or obligations it makes or promises in the Agreement, the party shall compensate to other parties hereto (“the parties compensated”) and undertakes to prevent the parties compensated from any and all damage, loss, claim, liabilities, requirement, accusation, litigation, penalty, cost and expenses incurred from the above said behaviors.

9.2	Should the Transferors or CEEG PV-Tech fail to fulfill or violate the statements, guarantees, undertakings, agreement, liabilities or obligations they make or promise in the Agreement, except the rights as stipulated in the above 9.1, the Transferee shall have the right to terminate the Agreement by informing the Transferors and CEEG PV-Tech in writing. The Agreement shall be invalid thereafter and the Transferee shall not undertake the obligations under the Agreement.

10.	Miscellaneous

10.1	Applicable Law The Agreement is signed and construed in accordance with the laws of the People’s Republic of China. However, in case the dispute is not covered by Chinese laws, the laws of Hong Kong Special Administrative Region of the People’s Republic of China shall prevail.

10.2	Entire Agreement The Agreement, its accessories, appendixes and the agreements and other documents delivered under the Agreement constitute the entire agreement and replace any previous agreement in connection with the matters in the Agreement.

10.3	Severability If any provision of the Agreement shall be deemed unlawful, void, or for any reason unenforceable at any time in accordance with any laws in any jurisdictional area, then the provision shall be deemed severable from the remaining provisions in the Agreement and shall not affect or damage in any form the legality, validity and enforceability of any remaining provisions.

10.4	Notices All notices, requirements, requests, orders and other communications under the Agreement shall be in writing and be deemed as officially delivered to the recipient after being delivered in person, by fax, prepaid register and airmail. The delivery in person or by fax shall take effect upon receipt and delivery by post shall take effect 10 days after delivery.

10.5	Waiver & Accumulated Remedies The Creditor’s failure or delay in executing any rights or remedies as provided in the Agreement shall not be deemed as waiver; the execution of any individual or part of rights and remedies shall not interfere further execution or other execution or execution of other rights or remedies. The rights or remedies as stipulated in the Agreement is accumulative and does not exclude any rights or remedies as stipulated in the laws.

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10.6	Amendment & Change Any amendment or change of the Agreement is subject to the written consent of both parties.

10.7	Settlement of Disputes Any disputes the parties cannot settle shall be settled through arbitration in accordance with the rules of international chamber of commerce. The arbitration shall be made by Hong Kong International Arbitration Centre in English. The tribunal is made up of 3 members, of which one by either party respectively and one is selected by the above two members. The arbitration award shall be final and binding upon both parties. The expenses in connection with the arbitration shall be born according to the decision of the tribunal.

[Remainder of the page intentionally left blank.]

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IN WITNESS WHEREOF, the representatives of all Parties have set their hands hereto, as indicated by the signatures below.

Party A

China Sunergy Co., Ltd.

/s/ Fernando R. Vila
Name:	Fernando R. Vila
Title:	Director

Party B

Nanjing Xinde Assets Management Co., Ltd. (Seal)

/s/ Lu Tingxiu
Name:
Title:

/s/ Zhao Jianhua
Zhao Jianhua

/s/ Zhang Fengming
Zhang Fengming

/s/ Wang Aihua
Wang Aihua

The signature page for the Equity Transfer Agreement of CEEG (Nanjing) PV-Tech Co., Ltd.

Party C

CEEG (Nanjing) PV-Tech Co., Ltd. (Seal)

/s/ Lu Tingxiu
Name:
Title:

The signature page for the Equity Transfer Agreement of CEEG (Nanjing) PV-Tech Co., Ltd.

Appendix I(A)

Joint Venture Contract of CEEG PV-Tech

Appendix I(B)

Original Articles of Association of CEEG PV-Tech

Appendix II

Waiver

The signatory hereby agrees as follows on      2006:

•

The signatory hereby permanently waives the preemptive right as set out in the 14th Section of the Articles of Association of CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter refereed to as “CEEG PV-Tech”) and in accordance with the Equity Transfer Agreement (”Equity Transfer Agreement”) between China Sunergy Co, Ltd. (“BVI COMPANY”) and Nanjing Xinde Assets Management Co., Ltd. and Zhao Jianhua, Zhang Fengming and Wang Aihua (“Shareholders”) on transferring the shares of CEEG PT-Tech to BVI Company; and

•	The signatory shall permanently waive any and all rights as the shareholder of CEEG PT-Tech as set out in its Articles of Association as of the effective date of the Equity Transfer Agreement.

Nanjing Xinde Assets Management Co., Ltd.

(Seal)

/s/ Lu Tingxiu
Name:
Title:
Date:

The signature page for the Waiver of Xinde

Waiver

The signatory hereby agrees as follows on      2006:

•

The signatory hereby permanently waives the preemptive right as set out in the 14th Section of the Articles of Association of CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter refereed to as “CEEG PV-Tech”) and in accordance with the Equity Transfer Agreement (“Equity Transfer Agreement”) between China Sunergy Co, Ltd. (“BVI COMPANY”) and Nanjing Xinde Assets Management Co., Ltd. and Zhao Jianhua, Zhang Fengming and Wang Aihua (“Shareholders”) on transferring the shares of CEEG PT-Tech to BVI Company; and

•	The signatory shall permanently waive any and all rights as the shareholder of CEEG PT-Tech as set out in its Articles of Association as of the effective date of the Equity Transfer Agreement.

/s/ Zhao Jianhua
Name:	Zhao Jianhua
Date:

The signature page for the Waiver of Zhao Jianhua

Waiver

The signatory hereby agrees as follows on      2006:

•

The signatory hereby permanently waives the preemptive right as set out in the 14th Section of the Articles of Association of CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter refereed to as “CEEG PV-Tech”) and in accordance with the Equity Transfer Agreement (“Equity Transfer Agreement”) between China Sunergy Co, Ltd. (“BVI COMPANY”) and Nanjing Xinde Assets Management Co., Ltd. and Zhao Jianhua, Zhang Fengming and Wang Aihua (“Shareholders”) on transferring the shares of CEEG PT-Tech to BVI Company; and

•	The signatory shall permanently waive any and all rights as the shareholder of CEEG PT-Tech as set out in its Articles of Association as of the effective date of the Equity Transfer Agreement.

/s/ Zhang Fengming
Name:	Zhang Fengming
Date:

The signature page for the Waiver of Zhang Fengming

Waiver

The signatory hereby agrees as follows on      2006:

•

The signatory hereby permanently waives the preemptive right as set out in the 14th Section of the Articles of Association of CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter refereed to as “CEEG PV-Tech”) and in accordance with the Equity Transfer Agreement (“Equity Transfer Agreement”) between China Sunergy Co, Ltd. (“BVI COMPANY”) and Nanjing Xinde Assets Management Co., Ltd. and Zhao Jianhua, Zhang Fengming and Wang Aihua (“Shareholders”) on transferring the shares of CEEG PT-Tech to BVI Company; and

•	The signatory shall permanently waive any and all rights as the shareholder of CEEG PT-Tech as set out in its Articles of Association as of the effective date of the Equity Transfer Agreement.

/s/ Wang Aihua
Name:	Wang Aihua
Date:

The signature page for the Waiver of Wang Aihua

Appendix III

Termination Agreement

The termination agreement (hereinafter refereed to as “the Agreement”) was entered into by and among Nanjing Xinde Assets Management Co., Ltd. (“Xinde”), Zhao Jianhua, Zhang Fengming, Wang Aihua and China Sunergy Co., Ltd. (“BVI COMPANY”) on              2006. (Xinde, Zhao Jianhua, Zhang Fengming and Wang Aihua are referred to herein individually as “the Transferor” and BVI Company is referred to herein as “the Transferee”.

Whereas

Whereas the Transferor holds 100% ownership of CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter refereed to as “CEEG PV-Tech”). According to the equity transfer agreement (“Equity Transfer Agreement”) between the Transferor and the Transferee, the Transferee wishes to purchase all the Transferors’ shares in CEEG PV-Tech and the Transferors wishes to sell all their shares in CEEG PV-Tech;

Whereas CEEG PV-Tech shall become the Transferee’s wholly-owned subsidiary, i.e., a wholly foreign owned enterprise under the law of the People’s Republic of China after the equity transfer;

NOW, THEREFORE, the parties agree as follows:

1. Termination of Joint Venture Contract. The joint venture contracts on CEEG PV-Tech made by and between the parties hereto shall terminate on the effective date of the Equity Transfer Agreement.

2. Termination of Articles of Association. The Articles of Association and any amendments on CEEG PV-Tech signed by and between the parties hereto shall terminate on the effective date of the Equity Transfer Agreement.

3. Applicable Law. The establishment, validity, interpretation and settlement of disputes are governed by the issued or promulgated laws of the People’s Republic of China; however, in case the dispute is not covered by Chinese law, general international commercial law shall prevail.

(Remainder of the page intentionally left blank.)

IN WITNESS WHEREOF, the representatives of all Parties have set their hands hereto in Nanjing, China, as indicated by the signatures below.

China Sunergy Co., Ltd.

/s/ Fernando R. Vila
Name:	Fernando R. Vila
Title:	Director

Nanjing Xinde Assets Management Co., Ltd. (Seal)

/s/ Lu Tingxiu
Name:
Title:

/s/ Zhao Jianhua
Zhao Jianhua

/s/ Zhang Fengming
Zhang Fengming

/s/ Wang Aihua
Wang Aihua

The signature page for the Termination Contract of CEEG (Nanjing) PV-Tech Co., Ltd.

Appendix A

Name List of Shareholders

Name List of Directors and Officers

List of External Investment

Appendix B

(1) List of Real Estates

(2) List of Fixed Assets

(3) List of Industrial Properties

Appendix C

Sales Contracts and Contracts for Manufacturing with Customers’ Materials

1.	The Supply Contract signed by and between CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter refereed to as “CEEG PV-Tech”) and S.E. PROJECT S.r.l. (Buyer)on Nov 11, 2005.

2.	The Sales Contract signed by and between CEEG PV-Tech and Zhejiang Gongyuan Electric Co., Ltd. on Nov 22, 2005.

3.	The Supply Contract signed by and between CEEG PV-Tech and Renergies Itallia srl (Buyer) on Dec 2, 2005.

4.	The Sales Contract signed by and between CEEG PV-Tech and Wuxi Xinte’er Technology Co., Ltd. on Dec 12, 2005

5.	The Supply Contract signed by and between CEEG PV-Tech and GIRASOLAR BV (Buyer) on Dec 22, 2005

6.	The Sales Contract signed by and between CEEG PV-Tech and Shanghai Dingyisheng Industry Co., Ltd. on Dec 29, 2005

7.	The Sales Contract signed by and between CEEG PV-Tech and Shanghai Yuxian Solar Power Technology Co., Ltd. on Dec 30, 2005

8.	The Sales Contract signed by and between CEEG PV-Tech and Changzhou (Kinder) Jingda Machinery Industry Co., Ltd. on Feb 10, 2006

9.	The Contract Manufacturing with Customers’ Materials signed by and between CEEG PV-Tech and Wuxi Guofei Green Power Source Co., Ltd. on Jan 13, 2006

Purchase Contracts

1.	The Contract signed by and between CEEG PV-Tech and Roth & Rau AG on April 28, 2005 (regarding SiNA Antireflective Coating Equipment for Crystalline Silicon Solar Cells)

2.	The Purchase Contract signed by and between CEEG PV-Tech and Baccini Spa of Treviso Italy on Jun 20, 2005 (on Automatic Printing (rotary table) & Drying & Sorting & Testing Line for Solar Cells)

3.	The Purchase Contract signed by and between CEEG PV-Tech and RENA Sondermaschinen GmbH on Sept. 19, 2005 (on InTex Inline Texturing and Saw damage etch)

4.	The Long-Term Supply Contract signed by and between CEEG PV-Tech and Jiangsu Shunda Semiconductor Development Co., Ltd. on Aug 24, 2004

5.	The Long-Term Supply Contract signed by and between CEEG PV-Tech and Shandong Linuo PV High-Tech Co., Ltd. on May 2005

6.	The Sales Contract signed by and between CEEG PV-Tech and Shanghai Yuxian Solar Power Technology Co., Ltd. on May 21, 2005

7.	The Purchase Contract signed by and between CEEG PV-Tech and Wuxi Guofei Green Power Source Co., Ltd. on May 25, 2005

8.	The Framework Agreement, CEEG PV-Tech and Zhejiang Jinggong Photoelectric Co., Ltd. on Jun 20, 2005

9.	The Long-Term Supply Contract signed by and between CEEG PV-Tech and Shanghai Camdenk Semiconductor Co., Ltd. on Aug 29, 2005

10.	The Contract signed by and between CEEG PV-Tech and Konca Solar Cell (Wuxi) Co., Ltd. on Sep 9, 2005

11.	The Sales Contract signed by and between CEEG PV-Tech and Zhejiang Yuhui Solar Energy Source Co., Ltd. on Nov 28, 2005

12.	The Contract signed by and between CEEG PV-Tech and Matex Electronic Equipment & Material SAS on Nov 30, 2005

13.	The Purchase Agreement signed by and between CEEG PV-Tech and Konca Solar Cell (Wuxi) Co., Ltd. on Dec 1, 2005

14.	The Industrial Product Sales Contract (No. NJPV-20051209-Z), signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

15.	The Industrial Product Sales Contract (No. NJPV-20051209-Z1) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

16.	The Industrial Product Sales Contract (No. NJPV-20051209-Z1) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

17.	The Industrial Product Sales Contract (No. NJPV-20051209-Z2) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

18.	The Industrial Product Sales Contract (No. NJPV-20051209-Z2) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

19.	The Industrial Product Sales Contract (No. NJPV-20051209-Z3) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

20.	The Industrial Product Sales Contract (No. NJPV-20051209-Z3) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

21.	The Industrial Product Sales Contract (No. NJPV-20051209-Z4) (6 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

22.	The Industrial Product Sales Contract (No. NJPV-20051209-Z4) (8 Inch) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 9, 2005

23.	The Industrial Product Sales Contract (No. NJPV2005CF1220-1) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

24.	The Industrial Product Sales Contract (No. NJPV2005CF1220-2) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

25.	The Industrial Product Sales Contract (No. NJPV2005CF1220-3) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

26.	The Industrial Product Sales Contract (No. NJPV2005CF1220-4) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

27.	The Industrial Product Sales Contract (No. NJPV2005CF1220-5) signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Dec 20, 2005

28.	The Sales Contract signed by and between CEEG PV-Tech and Perfectenergy (Shanghai) Limited on Dec 20, 2005

29.	The Industrial Product Sales Contract signed by and between CEEG PV-Tech and Shanghai Qunying Machinery Co., Ltd. on Dec. 20, 2005

30.	The Contract signed by and between CEEG PV-Tech and KaiWa Hong Kong Limited on Jan 9, 2006

31.	The Sales Contract signed by and between CEEG PV-Tech and Wuxi Guofei Green Power Source Co., Ltd. on Jan 13, 2006

32.	The Industrial Product Sales Contract signed by and between CEEG PV-Tech and Guangzhou Ruxing Technology Development Co., Ltd. on Jan 24, 2006 (on purchase of silver and aluminum paste and other auxiliary materials)

Loan Agreement and Security Agreement

Details as per the below Appendix D

Agreement with Employees and Management

1.	The Employment Contract of Nanjing (sample contract) between CEEG PV-Tech and its employees

2.	The Supplementary Agreement to the Employment Contract (sample contract) on confidentiality and non-competition between CEEG PV-Tech and concerned key employees and management.

3.	The service agreement (sample contract) on training to employees between CEEG PV-Tech and technical employees

Others

1.	The investment agreement signed by and between CEEG PV-Tech and The Administrative Committee of Nanjing Jiangning Economic & Technical Development Zone on Aug 22, 2004

2.	The Contract of Assignment of the Use Right of State-Owned Land signed by and between CEEG PV-Tech and Nanjing Municipal Bureau of State Land and Resources Jiangning Branch on Feb 16, 2006.

Appendix D

Loan Agreement and Security Agreement

1.	The loan contracts signed by CEEG PV-Tech (as Debtor) are as the below table:

Contract	Creditor	Signing Date	Term of Loan	Principal (1m)	Note
RMB Loan Contract	Nanjing City Commercial Bank	Nov 23, 2004	11/18/04-11/18/07	RMB50	Add mortgage after the project is completed; transfer of property right is subject to the written consent of the creditor beforehand

Loan Contract	China Merchants Bank, Nanjing Branch	Mar 8, 2005	03/08/05-03/08/06	RMB20	Equity transfer is subject to notification of the creditor beforehand and fulfillment of protective measures

Line of Credit Agreement	China Merchants Bank, Nanjing Branch	Unavailable	11/24/05-03/31/07	US$4.3	Involving external guarantee; Equity transfer is subject to notification of the creditor beforehand and fulfillment of protective measures

Line of Credit Agreement	China Merchants Bank, Nanjing	Unavailable	11/24/05-03/31/07	€3	Involving external guarantee; Equity transfer is subject to notification of the creditor beforehand and fulfillment of protective measures

RMB Loan Contract	China CITIC Bank, Nanjing Branch	Mar 23, 2005	03/23/05-03/23/06	RMB25	Equity transfer is subject to the written consent of the creditor beforehand

RMB Loan Contract	China CITIC Bank, Nanjing Branch	Nov 30, 2005	11/30/05-12/29/05	RMB25	The loan is paid off

RMB Loan Contract	China CITIC Bank, Nanjing Branch	Jan 6, 2006	01/06/06-01/06/07	RMB25	Equity transfer is subject to the written consent of the creditor beforehand

Contract of Working Capital Loan	Industrial and Commercial Bank of China, Nanjing Hanfu Sub-branch	Jun 29, 2005	06/29/05-06/28/06	RMB50	Change in equity is subject to the written consent of the creditor beforehand

Contract of Working Capital Loan	Industrial and Commercial Bank of China, Nanjing Hanfu Sub-branch	Aug 2, 2005	08/02/05-08/01/06	RMB10	Change in equity is subject to the written consent of the creditor beforehand

Contract of Working Capital Loan	Industrial and Commercial Bank of China, Nanjing Hanfu Sub-branch	Sep 29, 2005	09/29/05-03/28/06	RMB20	Change in equity is subject to the written consent of the creditor beforehand

RMB Loan Contract	China Construction Bank Nanjing Xinjiekou Sub- branch	Oct 24, 2005	10/24/05-10/23/06	RMB20	The behavior which may endanger the creditor’s right is subject to the written consent of the creditor beforehand

Loan Contract	Bank of Communications, Nanjing Branch	Oct 31, 2005	10/31/05-10/26/07	RMB20	Transfer of property right is subject to the written consent of the creditor beforehand

Loan Contract	Bank of Communications, Nanjing Branch	Oct 31, 2005	10/31/05-10/26/06	RMB10	Transfer of property right is subject to the written consent of the creditor beforehand

2.	The Security Agreement entered into by and between CEEG PV-Tech and China Merchants Bank Nanjing Branch on Nov 22, 2005 on entrusting China Merchants Bank, Nanjing Branch open Letter of Indemnity/Standby Letter of Credit. The agreement is a part of the Line of Credit Agreement between the parties on giving CEEG PV-Tech the credit line of USD 4,300,000.

3.	The Security Agreement entered into by and between CEEG PV-Tech and China Merchants Bank Nanjing Branch on Nov 23, 2005 on entrusting China Merchants Bank, Nanjing Branch open Letter of Indemnity/Standby Letter of Credit. The agreement is a part of the Line of Credit Agreement between the parties on giving CEEG PV-Tech the credit line of €3,000,000.

Exhibit J

Share Pledge Agreement

This Share Pledge Agreement (hereinafter referred to as “this Agreement”) is concluded and signed by the following parties on March 24, 2006:

Pledgor: Zhao Jianhua, an Australian citizen; passport number: L5162256; address: Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China;

    Zhang Fengming, an Australian citizen; passport number: L3798159; address: Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China;

    Wang Aihua, an Australian citizen; passport number: L4142723; address: Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China.

Pledgee: China Sunergy Co., Ltd., a private limited company incorporated in British Virgin Islands under the laws of British Virgin Islands; legal address: P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands (the “Pledgee”).

The above parties are referred to as “a Party” respectively and “the Parties” collectively. Among them, Zhao Jianhua, Zhang Fengming and Wang Aihua are hereinafter referred to as “each Pledgor” respectively or the “Pledgors” collectively and China Sunergy Co., Ltd. is referred to as the “Pledgee”.

Whereas:

1.	On the date of execution of this Agreement, all the Pledgors are registered shareholders of the Company (as defined below), legally hold total 44% of shares of the Company and have completely fulfilled their respective contribution obligations to the Company.

2.	Pledgee and the Company concluded and signed a Loan Agreement (as defined below) on March 8, 2006 in the format of Schedule I hereto. In accordance with such Loan Agreement, Pledgee will grant a loan (as defined below) to the Company.

3.	As security for the Company to repay in full Secured Debt (as defined below) to the Pledgee, the Pledgors pledge all the shares of the Company that they hold to the Pledgee.

Article I Definition and Interpretation

1.1	Definition: Unless otherwise specified, the following terms herein shall have the meanings provided below.

“Company”	Refers to CEEG (Nanjing) PV-Tech Co., Ltd.

“Loan Agreement”	Refers to Loan Agreement signed by the Pledgee and the Company on March 8, 2006.

“Loan”	Refers to a Loan of USD 10,000,000 in cash or of cash in other currencies equivalent to USD 10,000,000 agreed upon by both parties to the Loan Agreement (exchange rate shall be subject to the middle price of the exchange rate published by the People’s Bank of China or the appointed organization on the date the Loan is provided) granted by the Pledgee to the Company in accordance with the terms and conditions of the Loan Agreement.

Interest	Refers to the interest amount calculated by the lending rate provided in Article 1.4 of the Loan Agreement.

Overdue Repayment Interest	Refers to the interest amount calculated by the overdue rate provided in Article 1.5 of the Loan Agreement.

“China”	Refers to the People’s Republic of China (for the purpose of this Agreement only, exclusive of Taiwan, Hong Kong and Macao).

“Chinese Law”	Refers to any effective laws and regulations promulgated in China.

“RMB”	Refers to RMB, the legal currency of China.

“Pledged Shares”

Include, but not limited to:

(a)    All the share interests and benefits on all the shares of the Company held respectively by the Pledgors (i.e.: Zhao Jianhua holds 15% of the shares of the Company; Zhang Fengming holds 24% of the shares of the Company and Wang Aihua holds 5% of the shares of the Company), and

(b)    Ancillary right generated from the shares owned by them, no matter the right is currently owned or to be acquired afterwards.

“Secured Debt”	Includes the Loan, Interest, Overdue Repayment Interest, compensation for breach of contract, damages and expenses for achieving principal credit and Right of Pledge.

“Right of Pledge”	Refers to pledge security right and interest on the Pledged Shares.

“Examination and Approval Authority of Foreign Investment”	Refers to the original examination and approval authority of the Company, namely Bureau of Foreign Trade and Economic Cooperation, Nanjing Municipality or its authorized organization.

“Company Registration Authority”	Refers to the administration for industry and commerce that the Company registered with, namely Nanjing Administration for Industry and Commerce

“Effective Date”	Refers to the date when the Examination and Approval Authority issues an official reply to approve the Pledgor’s pledge over the Pledged Shares and registers the Pledged Shares with the Company Registration Authority.

1.2	Interpretation: Headings in this Agreement are for reference only and do not impact meanings or explanation of any articles herein. Any articles or appendices mentioned herein shall refer to the articles or appendices included herein. Plural reference also includes singular reference and vice versa. Unless otherwise specified, day, month or year mentioned herein shall refer to calendar day, calendar month or calendar year. Business day mentioned herein shall refer to the days when commercial banks open for business in both USA and China. Male reference also includes female reference and vice versa.

Article II Share Pledge

2.1	As security for the Company to repay in full the Secured Debt to the Pledgee, the Pledgors, as the shareholders of the Company, hereby pledge the Pledged Shares defined herein to the Pledgee jointly and severally and respectively, and the Pledgee has the right of pledge and priority of compensation. The Pledgors bear joint and several warranty liabilities for the Secured Debt.

2.2	The pledge of the Pledged Shares shall take effect from the effective date, and shall be extinguished on the date when all the Secured Debt are repaid or the Pledgee agrees in writing.

2.3	Corporate Asset Evaluation Report of Schedule II hereto is the determination basis of value of the Pledged Shares. During the effective period of this Agreement, the Pledgee shall not be responsible for any value reduction of the Pledged Shares except for the losses due to the Pledgee’s intention or any fault that have direct causal relation with the result and the Pledgors are not entitled to claim in any form or raise any requirement to the Pledgee.

2.4	On the premise that the provision of the above-mentioned Article 2.3 is not violated, in case that the value of Pledged Shares has any obvious reduction, which is sufficient to damage the rights of the Pledgee, the Pledgee may require the Pledgors to provide corresponding additional security; if the Pledgors fail to provide such security, subject to the provisions of the current Chinese Laws and the requirements of the relevant examination and approval authority of foreign investment and the relevant registration authority, the Pledgee may request and act as an agent of the Pledgors to auction or sell off the Pledged Shares, and negotiate with the Pledgors to early repay the Secured Debt with the sum obtained by the auction or selling off or to deposit it at the notary authority of the place where the Pledgors are located (any reasonable expenses caused thereby shall be fully borne by the Pledgors).

2.5	The Pledgee, as a Pledgee, enjoys the secured interest at the first priority of the Pledged Shares. In the event that the Company fails to repay timely to the Pledgee all the Loans in accordance with the provisions of the Loan Agreement, the Pledgee is entitled to dispose the Pledged Shares in accordance with the provision of Article III herein.

2.6	The effectiveness of the Pledgee’s right of pledge hereunder shall affect the fructus of the Pledged Shares. During the effective period of this Agreement, on the premise of prior written consent of the Pledgee, the Pledgors may obtain the share dividend or profit of the Pledged Shares. The dividend or profit of the Pledged Shares obtained by the Pledgors during the effective period of this Agreement shall be deposited into the account appointed by the Pledgee, supervised by the Pledgee and as pledge used first for repaying the Secured Debt.

Article III Exercise of the Right of Pledge

3.1	The Parties agree that if the Company fails to repay the Loans in full to the Pledgee as scheduled in accordance with the provisions of the Loan Agreement, the Pledgee is entitled to, after notifying the Pledgors in writing, exert all the rights and authorities of default remedies provided in the Chinese Laws, the Loan Agreement, this Agreement and other relevant agreements to which the Parties are parties, including (but not limited to) repayment with whole or partial Pledged Shares at the discount value agreed by the Parties, or auctioning and selling off the Pledged Shares to repay in priority. The Pledgee shall not be responsible for any losses caused by its reasonable exertion of such rights and authorities unless the Pledgee cause damages to the Pledgors intentionally or at its fault.

3.2	The Pledgee is entitled to appoint its lawyer or other agents in writing to exercise any and all of the above-mentioned rights and authorities. Neither the Pledgors nor the Company may dissent from this.

3.3	The Pledgors shall equally bear the reasonable expenses occurring when the Pledgee exerts any or all of the above-mentioned rights and authorities. The Pledgee is entitled to deduct such expenses actually incurred from the amount acquired in its exertion of the rights and authorities.

3.4	The sum acquired by the Pledgee in its exertion of rights and authorities shall be handled in accordance with the following sequences?

Firstly,	pay all the reasonable expenses incurred in the disposal of the Pledged Shares and the exertion of its rights and authorities (including the compensation paid to its lawyer and agents);

Secondly,	pay taxes payable for the disposal of the Pledged Shares; and

Thirdly,	repay the Secured Debt to the Pledgee;

If there is still a remaining amount after deduction of the above-mentioned sum, the Pledgee shall return the remaining amount to the Pledgors or others that are entitled to such amount in accordance with relevant laws and regulations, or deposit it at the notary authority of the place where the Pledgors are (any reasonable expenses caused thereby shall be fully borne by the Pledgors). After the Pledged Shares are converted for repayment, auctioned or sold off, the portion of the sum that is less than the repayment amount of the Secured Debt shall be repaid by the Pledgors.

3.5	When the Pledgee exerting its right of pledge in accordance with this Agreement, the Pledgors may not set any obstacles and shall take all the necessary and indispensable measures and sign all the necessary and indispensable documents to assist the Pledgee in the exertion of its right of pledge.

3.6	In the event of any default events stated in Article VIII hereof, the Pledgors shall compensate for any losses of the Pledgee.

Article IV Representations, Warranties and Commitments

4.1	The Pledgors represent and warrant to the Pledgee as follows:

4.1.1	The Pledgors (i) are Australian citizens in full capacity for civil conduct; (ii) with full and independent legal status and legal capacity; ( iii) have full right and authorization to sign and fulfill this Agreement and to complete the issues stated herein and can act as an independent principal of action; (iv) have ability to fulfill the obligations and secured liabilities hereunder.

4.1.2	The Company is a sino-foreign joint venture duly incorporated and legally existing under the Chinese Laws and is entitled to own and operate its assets and operate business within the business scope provided in its business license. Since the Company’s establishment, the business operation of the Company is always consistent with the provisions of all the applicable laws and the Company’s Joint Venture Contract and articles of association (including all amendments, appendices and supplements). Except other secured rights and interests provided under the Loan Agreement, the Company shall have legal and complete ownership of all of its assets, which shall not be subject to any secured rights and interests as well as any third party rights. There is no violation of the contract or agreement that has binding force on the Company, nor is there any litigation, arbitration or other legal actions relating to the Company or its assets.

4.1.3	On the execution date and the effective date of this Agreement, the registered capital of the Company is USD 10,800,000. Among them, Zhao Jianhua has contributed USD 1,620,000, accounting for 15% of the registered capital of the Company; Zhang Fengming has contributed USD 2,592,000, accounting for 24% of the registered capital of the Company; Wang Aihua has contributed USD 540,000, accounting for 5% of the registered capital of the Company. The Pledgors have completely fulfilled their respective obligations for registered capital contribution to the Company.

4.1.4	On the execution date and the effective date of this Agreement, the Pledgors are the sole legal owners of their respective Pledged Shares. There is no existing disputes with regard to the ownership of such Pledged Shares. The Pledgors are entitled to dispose of their respective Pledged Shares and any parts thereof.

4.1.5	On the execution date and the effective date of this Agreement, except the secured rights and interests of the Pledged Shares provided herein, there is not any other secured rights and interests or third party rights and interests of the Pledged Shares.

4.1.6	On the execution date and the effective date of this Agreement, the Pledged Shares may be duly pledged and transferred and the Pledgors have sufficient rights and authorities to pledge their respective Pledged Shares to the Pledgee in accordance with the provision hereof.

4.1.7	Prior to the payment date under the Loan Agreement, the Pledgors shall ensure to complete the following matters and provide relevant documents to the Pledgee:

(a)	Board of Directors of the Company shall, in accordance with the format of Schedule III hereto, reach a resolution agreed by all the directors and provide an original version to the Pledgee;

(b)	The Company shall, in accordance with the format of Schedule IV hereto, issue an original share pledge registration certificate to the Pledgee;

(c)	The Company shall, in accordance with the format of Schedule V, record the secured rights and interests of the Pledged Shares provided herein in the Company’s register of shareholders and provide the Pledgee with a copy of such with the Company’s official chop;

(d)	The originals of Consent and Waiver Letter issued by the shareholders of the Company other than the Pledgors respectively, in accordance with the format of Schedule VI hereto, to the Pledgee; and

(e)	An original of Consent Letter issued by the spouses of the Pledgors, in accordance with the format of Schedule VII hereto, to the Pledgee.

4.1.8	Upon the effectiveness of this Agreement, the provisions hereof constitute legal, effective and binding obligations to the Pledgors and may be enforceable, in accordance with the provisions hereof, to the Pledgors.

4.1.9	On the effective date, what have to be acquired, including but not limited to any third party’s consent, permission, waiver, authorization provided in Articles 4.1.7 and 4.2.1 hereof or approval, permission and exemption of any government department, or formalities of registration or record (if required by law) at any government departments, with respect to the execution and fulfillment of this Agreement and the share pledge hereunder, have already been acquired or processed and will be fully effective during the effective period of this Agreement.

4.1.10	The execution and performance of this Agreement by the Pledgors does not violate or conflict with all the applicable laws, any agreement to which it is a party or its assets are bound, any court judgment, any verdict of arbitration organization and any decision of the administrative authority.

4.1.11	The share pledge hereunder constitutes the secured rights and interests of the first priority on the Pledged Shares.

4.1.12	On the effective date, all the taxes and fees that shall be paid by the Pledgors due to the acquisition of the Pledged Shares have been paid in full respectively by the Pledgors.

4.1.13	On the execution date and the effective date of this Agreement, there is no litigation, legal procedure or request pending or, as long as the Pledgors know, threatening, against the Pledgors, their assets or the Pledged Shares at any courts or arbitration tribunals, nor is there any litigation, legal procedure or request pending or, as long as the Pledgors know, threatening, against the Pledgors, their assets or the Pledged Shares at any government organizations or administrative authorities, that will have major or adverse impacts on the Pledgors’ financial status or their capability of fulfilling the obligations and the secured liabilities hereunder.

4.1.14	All the reports, documents and information, provided by the Pledgee to the Pledgors, of all the matters related to the Pledgors and required by this Agreement are true, accurate and effective in all the material aspects on the execution date and the effective date of this Agreement.

4.2	The Pledgors commits to the Pledgee as follows:

4.2.1	The Pledgors shall be responsible for processing and ensure to acquire relevant written and official reply issued by the Examination and Approval Authority of Foreign Investment consenting to the pledge of the Pledged Shares by the Pledgors, completing recording of Pledged Shares at Company Registration Authority and providing one copy of such written and official reply and record to Pledgee within thirty days after the payment day under Loan Agreement or within a later time limit agreed by pledge.

4.2.2	Without prior written consent of Pledgee, Pledgor may not reset or be allowed to set new pledge or any other secured rights and interests.

4.2.3	Without notifying Pledgee in written form in advance and receiving prior written consent of Pledgee, Pledgor may not transfer Pledged Shares to any other parties except Pledgee, otherwise such behaviors of transferring Pledged Shares are ineffective. The sum acquired by Pledgor for transferring Pledged Shares shall be firstly used for repaying Secured Debt to Pledgee.

4.2.4	In the event that any lawsuit, arbitration or other requests occur, which may possibly have adverse impacts on Pledgor or benefits of Pledgee under this Agreement and Loan Agreement, Pledgor shall, as soon as possible and promptly, notify Pledgee in written form and adopt all the necessary measures to ensure Pledgee’s rights and interests to the Pledged Shares.

4.2.5	Pledgor may not conduct or allow any behaviors or actions that may possibly have adverse impacts on the benefits of Pledgee under Loan Agreement and this Agreement or Pledged Shares.

4.2.6	Pledgor guarantees to, in accordance with Pledgee’s reasonable requirements, adopt all the necessary measures and signs all the necessary documents (including, but not limited to Supplementary Agreement of this Agreement) so as to ensure Pledgee’s right to the Pledged Shares and the exertion and achievement of such rights by Pledgee.

4.2.7	In case of transfer of any Pledged Shares caused by exertion of right of pledge under this Agreement, Pledgor shall guarantee to adopt all the measures to achieve such transfer.

4.2.8	Prior to the full repayment of secured credit, any dividend or other sums acquired by Pledgor from the Company shall only be used for repaying secured credit to Pledgee.

4.2.9	Once events of breach of contract described in Article VIII of this Agreement occur or possibly occur, Pledgor shall, in written form, inform Pledgee immediately.

4.3	Pledgee represents and warrants to Pledgor as follows:

4.3.1	It is a private limited company that is incorporated in accordance with laws of British Virgin Islands and continues to exist legally; has complete and independent legal status and legal ability to sign, deliver and fulfil this Agreement.

4.3.2	It owns complete internal corporate authority and authorization to sign and deliver this Agreement and to complete transactions described in this Agreement. This Agreement is legally and appropriately signed and delivered. Once this Agreement becomes effective, its any articles constitute legal, effective and binding obligations to Pledgee and may be compulsorily executed to Pledgee in accordance with articles of this Agreement.

Article V Continuity and Non-waiver

Share pledge set under this Agreement is guarantee of continuity, of which validity shall continue until Secured Debt are completely liquidated. Exemption and grace that Pledgee grants with regard to any breach of contract of Pledgor or any rights under Loan Agreement and under this Agreement that Pledgee postpones to exert, may not impact rights of Pledgee to ask Pledgor to strictly execute, at any time in the future, the Loan Agreement and this Agreement or rights enjoyed by Pledgee due to Pledgor’s violation of Loan Agreement and/or this Agreement, under this Agreement, Loan Agreement and relevant Chinese laws.

Article VI Dissolution of pledge

After the Company and Pledgor fully and completely fulfill their respective obligations under Loan Agreement and this Agreement, pledge set over the Pledged Share under this Agreement shall be automatically dissolved, or Pledgee may, at any time after the effective date, dissolve pledge with prior written consent of Pledgee (Dissolution of Pledge).

In the event that pledge is dissolved, Pledgee shall cooperate with Pledgor and the Company to process cancellation of registration of share pledge in register of shareholders. Reasonable expenses occurring due to dissolution of pledge shall be borne by Pledgor.

Article VII Substantial change of circumstances

As an implement and not in conflict with other articles of this Agreement and Loan Agreement, in the event that at any time, due to promulgation or change of any Chinese laws, rules or regulations, or change of interpretation or application on such laws, rules or regulations, or change of relevant registration procedure, Pledgee believes that maintaining effectiveness of this Agreement and/or handling Pledged Share with the method provided in this Agreement become illegal or conflict with such laws, rules or regulations, Pledgor and the Company shall immediately, in accordance with written instruction and reasonable requirements of Pledgee and in compliance with applicable laws, rules or regulations, take any actions, and/or sign any agreements or other documents, so as to:

(1)	Maintain this Agreement effective;

(2)	Handle Pledged Share with the method provided in this Agreement conveniently; and/or

(3)	Maintain or achieve security set or to be set in this Agreement.

Article XIII Events of breach of contract

8.1	Pledgor seriously violates any obligations under this Agreement and any other agreements signed with Pledgee, or the Company seriously violates any obligations under Loan Agreement; breach of contract in question cannot be remedied, or can be remedied, but fails to be remedied after Pledgee sends out a written notification to Pledgor within fifteen (15) days, or its remedy cannot satisfy Pledgee in a reasonable manner.

8.2	Pledgor seriously violates any statements, guarantee and commitment under this Agreement or the Company violates any statements, guarantee and commitment under Loan Agreement.

8.3	The Company withdraws from business, is dissolved, stops business for rectification or is revoked of business license.

Article IX Notification

8.1	All the notifications among parties shall be made in written form and delivered to the under-mentioned appropriate address by fax, delivery by dedicated person (including express service), air registered mail or email:

Pledgor: Zhao Jianhua
Address (c/o)	:	Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China

:

Fax	:	86-21-52766882

Pledgor: Zhang Fengming
Address (c/o)	:	Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China

:

Fax	:	86-21-52766882

Pledgor: Wang Aihua
Address (c/o)	:	Business Incubator, Jiangning Economic & Technical Development Zone, Nanjing, China

:

Fax	:	86-21-52766882

Pledgee: China Sunergy Co., Ltd.
Address (c/o)	:	Room 6A Hongqiao Business Building, No. 2272 Hongqiao Road, Shanghai

:

Fax	:	86-21-6237 6709

Receiver	:	Yao Jiping, Xu Lei

8.2	The following time shall be deemed as time of service of notification or message:

(1)	In case of delivery by fax, it shall be the time listed in corresponding delivery record, except that the fax in question is delivered after 5:00 pm at the place where the receiver is located or on the date when is not a working day in terms of the place of the receiver. Under such circumstances, the receiving day shall be the next working day;

(2)	In case of delivery by dedicated person(including express mail), it shall be the date when the receiver signs and receives the document; or

(3)	In case of delivery by registered mail, it shall be the 10th day after the date indicated in return of registered mail issued by post office.

Article X Applicable laws and disputes resolution

10.1	Chinese laws are applicable to conclusion, effect, interpretation, fulfilment, amendment, termination of this Agreement and resolution of disputes; the law of Hong Kong Special Administrative Region is the applicable to matters not covered in Chinese laws.

10.2	Any disputes that all parties fail to resolve shall be irrevocably and unconditionally resolved through arbitration in accordance with rules of International Chamber of Commerce. Arbitration shall be conducted at Hong Kong International Arbitration Center; the language of English shall be used; arbitration tribunal shall be composed of three arbitrators; each party nominates one arbitrator; these two arbitrators shall nominate the third arbitrator. Arbitration verdict shall be final and have binding force on all parties. Relevant arbitration expenses shall be borne in accordance with decision of arbitration tribunal.

Article XI Miscellaneous items

11.1	Without written document signed by all parties (the document in question shall be used as appendix to this Agreement), articles of this Agreement may not be waived, amended or altered.

11.2	No failure by any party to exercise, nor any delay of any party in exercising, any right or remedy under this Agreement shall operate as a waiver thereof.

11.3	The invalidity of any one article under this Agreement shall not impact the force of any other articles under this Agreement which has no relation to the article in question.

11.4	Any single or partial exercise of any right or remedy hereunder shall not prevent any further or other exercise thereof or the exercise of any other such right or remedy. Rights or remedying methods provided in this Agreement are cumulative and any rights or remedying methods provided by law are not excluded.

11.5	Any articles under this Agreement shall not be interpreted as that any party to this Agreement abandons bona fide right of pleadings endowed by law.

11.6	All the stamp tax and governmental charges, taxation and reasonable actual expenses (including fees of lawyer) occurring in preparation and fulfilment of this Agreement shall be borne by all parties respectively.

11.7	This Agreement shall have binding force on all parties and respective successors and transferees (if any).

11.8	Pledgee does not need to solicit for consent of Pledgor and may transfer, wholly or in part, rights and/or obligations under this Agreement to any third party after notifying Pledgor and completing formalities of examination and approval, registration and record. However, without prior written consent of Pledgee and completing formalities of examination and approval, registration and record, Pledgor may not transfer or transfer with other methods any rights or obligations under this Agreement.

11.9	This Agreement becomes effective on the effective date. Time limit of this Agreement shall last until Secured Debt are completely repaid. After the effective date of this Agreement and within the effective time limit of this Agreement, if the Pledgee fails to fulfill obligations and the Company’s debts are exempted thereby, then the secured obligations of Pledgor under this Agreement shall be cancelled automatically. All parties and the Company shall process formalities of examination, registration and record of pledge related to cancellation of the pledge over the Pledged Shares.

In witness whereof: This Agreement has been concluded and signed by all parties to this agreement or representatives formally authorized (if any) on the date described at the beginning of this Agreement.

Pledgor: Zhao Jianhua

Signature:	/s/ Zhao Jianhua
Name:
Title:
Official seal:

Pledgor: Zhang Fengming

Signature:	/s/ Zhang Fengming
Name:
Title:
Official seal:

Pledgor: Wang Aihua

Signature:	/s/ Wang Aihua
Name:
Title:
Official seal:

Pledgee: China Sunergy Co., Ltd.

Signature:	/s/ Fernando Vila
Name:
Title:	Director

Signing Page of Share Pledge Agreement of CEEG (Nanjing) PV-Tech Co. Ltd.

Schedule:

Schedule I:	Loan Agreement

Schedule II:	Asset Evaluation Report of CEEG (Nanjing) PV-Tech Co. Ltd.

Schedule III:	Board Resolution of CEEG (Nanjing) PV-Tech Co. Ltd.

Schedule IV:	Share Pledge Registration Certificate of CEEG (Nanjing) PV-Tech Co. Ltd.

Schedule V:	Register of Shareholders of CEEG (Nanjing) PV-Tech Co. Ltd.

Schedule VI:	Consent and Disclaim Letter

Schedule VII:	Consent Letter

Schedule I

Loan Agreement

Schedule II

Asset Evaluation Report of CEEG (Nanjing) PV-Tech Co. Ltd.

Schedule III

Board Resolution of CEEG (Nanjing) PV-Tech Co. Ltd.

Time:	Month Day, 2006

Place:	Meeting room of the Company

Directors participating in the meeting:

Share Pledge Agreement concluded and signed between Zhao Jianhua, Zhang Fengming, Wang Aihua, shareholders of CEEG (Nanjing) PV-Tech Co. Ltd. (hereinafter referred to as this Company) and China Sunergy Co., Ltd. on              Month      Day, 2006 is reviewed at the meeting of Board of Directors and the resolution with regard to the request of share pledge put forward by the above-mentioned shareholders is as follows:

3.	Approve that pledges in favour of China Sunergy Co., Ltd. are created over all the shares held by the following shareholders of this Company, i.e., 15% of shares of the held by Zhao Jianhua, 24% of shares of the held by Zhang Fengming and 5% of shares of the held by Wang Aihua;

4.	Authorize this Company to record the above-mentioned share pledge in register of shareholders and issue registration certificate of share pledge?

5.	Authorize this Company to process formalities of examination and approval, registration and record in terms of the above-mentioned share pledge at the original examination and approval organ and Company Registration Authority.

This resolution becomes effective from the date when it is made.

Signatures of all the directors:

Schedule IV

Share Pledge Registration Certificate of CEEG (Nanjing) PV-Tech Co. Ltd.

CEEG (Nanjing) PV-Tech Co. Ltd. (hereinafter referred to as This Company) hereby certifies that:

1.	Pledges in favour of China Sunergy Co., Ltd. are created over all the shares held by the following shareholders of this Company, i.e., 15% of shares of the held by Zhao Jianhua, 24% of shares of the held by Zhang Fengming and 5% of shares of the held by Wang Aihua, in accordance with Share Pledge Agreement signed between these shareholders and China Sunergy Co., Ltd. on Month Day, 2006;

2.	Scope of security of the above-mentioned share pledge includes loan principal, interest, overdue repayment interest, fine for breach of contract, damages and expenses for achieving principal credit and right of pledge under Loan Agreement signed between this Company and China Sunergy Co., Ltd. on March 8, 2006.

3.	The above-mentioned share pledge has been registered in register of shareholders of this Company on Month Day, 2006.

This pledge registration certificate becomes effective from the date when the legal representative of this Company signs and stamps official seal of this Company and becomes ineffective until the day when secured credit within the security scope of the above-mentioned share pledge is completely repaid.

CEEG (Nanjing) PV-Tech Co. Ltd.
(seal)
Legal representative (signature)
/s/ Tingxiu Lu
Month Day, 2006

Share Pledge Registration Certificate

Schedule V

Register of Shareholders of CEEG (Nanjing) PV-Tech Co. Ltd.

	Name of shareholders	Registration number/ID number	Share proportion	Pledge registration
1	Nanjing Xinde Asset Management Co. Ltd.		56%

2	Zhao Jianhua		15%	Has been completely pledged to China Sunergy Co., Ltd. on Month Day, 2006.

3.	Zhang Fengming		24%	Has been completely pledged to China Sunergy Co., Ltd. on Month Day, 2006.

4.	Wang Aihua		5%	Has been completely pledged to China Sunergy Co., Ltd. on Month Day, 2006.

CEEG (Nanjing) PV-Tech Co. Ltd.
(seal)
Legal representative(signature):
/s/ Tingxiu Lu
Month Day, 2006

Register of Shareholders

Schedule VI

Consent and Disclaim Letter

China Sunergy Co., Ltd.:

I understand that relevant shareholders of the Company (hereinafter referred to as Pledgor), in accordance with Share Pledge Agreement signed with China Sunergy Co., Ltd. (hereinafter referred to as Pledgee) on              Month      Day, 2006, have pledged all the shares (hereinafter referred to as Pledged Share) of CEEG (Nanjing) PV-Tech Co. Ltd. held by Pledgors to Pledgee.

I agree that Pledgors pledge the Pledged Shares to Pledgee and hereby irrevocably waives pre-emption right as shareholder of CEEG (Nanjing) PV-Tech Co. Ltd. with regard to transfer occurring due to Pledgee’s exertion of right of pledge.

Name of shareholder: Nanjing Xinde Asset

Management Co. Ltd.
(seal)
Signature:	/s/ Tingxiu Lu
Date:	Month Day, 2006

Name of shareholder: Zhao Jianhua
Signature:	/s/ Zhao Jianhua
Date:	Month Day, 2006

Name of shareholder: Wang Aihua
Signature:	/s/ Wang Aihua
Date:	Month Day, 2006

Name of shareholder: Zhang Fengming
Signature:	/s/ Zhang Fengming
Date:	Month Day, 2006

Consent and Disclaim Letter

Schedule VII

Consent Letter

China Sunergy Co., Ltd.:

I, as spouse of [            ] ( hereinafter referred to as Pledgor), hereby agree that Pledgor pledges [            ]% of shares of CEEG (Nanjing) PV-Tech Co. Ltd. (hereinafter referred to as Pledged Shares) to Pledgee in accordance with Share Pledge Agreement signed with China Sunergy Co., Ltd. (hereinafter referred to as Pledgee) on              Month      Day, 2006 and agree that Pledgee handles Pledged Share when exerting right of pledge.

Name of spouse:
Signature:

Date:	Month Day, 2006

Spouse Consent Letter

Exhibit K

Founder Note Purchase Agreement

Exhibit L

PRC Legal Opinion

Exhibit M

Notices

To the Company and the Investor:

Address: 6A, 2272 Hongqiao Road, Shanghai 200336

China Fax: 86-21-6237 6709

Attention: Jeff Yao and Michael Xu

To the Operating Company:

Address: Science & Technolgy Business Starting Center of Jiangning Development Zone, Nanjing City

China Fax: 86-21-52766882

Attention: Lu Tingxiu

To Nanjing Xinde Asset Management Co., Ltd.:

c/o: Science & Technolgy Business Starting Center of Jiangning Development Zone, Nanjing City

China Fax: 86-21-52766882

Attention: Lu Tingxiu

To Zhao Jianhua:

c/o: Science & Technolgy Business Starting Center of Jiangning Development Zone, Nanjing City

China Fax: 86-21-52766882

To Zhang Fengming:

c/o: Science & Technolgy Business Starting Center of Jiangning Development Zone, Nanjing City

China Fax: 86-21-52766882

To Wang Aihua:

c/o: Science & Technolgy Business Starting Center of Jiangning Development Zone, Nanjing City

China Fax: 86-21-52766882

WARRANT TO PURCHASE

ORDINARY SHARES OF

CHINA SUNERGY CO., LTD.

No. [ ]
[ ] Ordinary Shares	April 26, 2006

This certifies that             , or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the Exercise Price (as defined below), from CHINA SUNERGY CO., LTD., a BVI business company organized under the laws of the British Virgin Islands (the “Company”), up to [            ] fully paid and nonassessable ordinary shares, par value US$0.01 per share, of the Company (collectively, the “Warrant Shares” and such ordinary shares of the Company, the “Ordinary Shares”). This Warrant shall be exercisable at any time from time to time from and after the date of this Warrant (such date being referred to herein as the “Initial Exercise Date”) up to and including 5:00 p.m. (Beijing Time) on the ten (10) year anniversary of the date hereof (such date being referred to herein as the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, and (ii) payment pursuant to Section 2 of the aggregate Exercise Price for the number of Ordinary Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. For purposes of this Warrant, the term “Exercise Price” shall mean US$0.01 per Ordinary Share. The Exercise Price and the number of Ordinary Shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Initial Exercise Date up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of an Ordinary Share) which may be purchased hereunder. The Company agrees that the Ordinary Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Ordinary Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such Ordinary Shares. Certificates for the Ordinary Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2. Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder may be paid by cash or wire transfer of immediately available funds.

3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Ordinary Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and kept available, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of authorized but unissued Ordinary Shares, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1 Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares capital into a greater number of shares or pay a share dividend in respect of any of its outstanding share capital, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding share capital of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2 Reclassification. If any reclassification of the share capital of the Company shall be effected in such a way that holders of Ordinary Shares shall be entitled to receive shares, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Ordinary Shares equal to the number of Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.

4.3 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Ordinary Shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

2

4.4 Other Notices. If at any time:

(a) the Company shall declare any dividend upon its issued share capital;

(b) there shall be any capital reorganization or reclassification of the share capital of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another business entity; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least thirty (30) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least thirty (30) days prior written notice of the date when the same shall take place.

4.5 Acquisition. In the event of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any simultaneous sale of more than a majority of the then outstanding securities of the Company (an “Acquisition”), then, as a condition of such Acquisition, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby), at the same aggregate Exercise Price, such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Ordinary Shares equal to the number of Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.

5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6. Transfer. Subject to compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with the provisions of this Warrant; provided that, other than any transfer to an affiliate of the Holder, any such transfer shall be subject to the prior written consent of (i) the Board of Directors of the Company and (ii) the holders of a majority of the issued and outstanding Series A preferred shares, par value US$0.01 per share, of the Company.

3

7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant and all Warrants issued pursuant to that certain Warrant Purchase Agreement dated as of March 8, 2006 by and among the Company, CEEG (Nanjing) PV-Tech Co., Ltd., PraxCapital Fund II, L.P. and the warrant purchasers set forth in Exhibit A thereto (the “Warrant Purchase Agreement”) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of Warrants representing at least a majority of the aggregate number of Warrant Shares issuable upon exercise of all outstanding Warrants issued pursuant to the Purchase Agreement, and (iii) the holders of a majority of the outstanding Series A Shares. Any amendment or waiver effected in accordance with this section shall be binding upon the Company, the Holder and the holders of all Warrants issued pursuant to the Warrant Purchase Agreement.

9. Third Party Beneficiaries.

The Company and the Holder intend that the Series A Holders shall be third party beneficiaries of this Warrant and that such Series A Holders shall have the right to enforce the obligations of the Holder hereunder separately and independently of the Company. The Series A Holders’ status as third party beneficiaries of this Warrant and their rights to enforce the obligations of the Holder thereunder are material elements of this Warrant.

10. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 9.5 of the Warrant Purchase Agreement.

11. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

12. Governing Law. This Warrant shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved in accordance with Section 9.13 of the Warrant Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

CHINA SUNERGY CO., LTD.

By:	/s/ Fernando R. Villa
Name: Fernando R. Villa
Title: Director

SIGNATURE PAGE TO CHINA SUNERGY WARRANT [NAME OF HOLDER]

SUBSCRIPTION NOTICE

To:	The Board of Directors

CHINA SUNERGY CO., LTD.

The undersigned, the holder of a right to purchase Ordinary Shares of CHINA SUNERGY CO., LTD. (the “Company”) pursuant to that certain Warrant to Purchase Ordinary Shares of the Company (the “Warrant”), dated as of April 26, 2006, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [                                        ] Ordinary Shares of the Company and herewith makes payment of US$[            ] therefor in cash.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

DATED:

By:
Name:
Title:

ACKNOWLEDGMENT

To: [NAME OF HOLDER]

The undersigned hereby acknowledges that as of the date hereof, [                     (            )] shares of Ordinary Shares of CHINA SUNERGY CO., LTD. (the “Company”) remain subject to the right of purchase in favor of [NAME OF HOLDER] pursuant to that certain Warrant to Purchase Ordinary Shares of the Company, dated as of [            ], 2006.

DATED:
CHINA SUNERGY CO., LTD.

By:
Name:
Title:

Schedule

No.	Name of Holder	Number of Ordinary Shares underlying the Warrant	Date of Subscription Notice
1	Elite Shine Group Limited	391,842	April 26, 2006
2	Smooth King Investments Limited	212,958	April 26, 2006
3	Brightest Power Holdings Limited	203,040	April 26, 2006
4	Luck Great Investments Limited	97,200	April 26, 2006
5	Talent Day Investments Limited	86,400	April 26, 2006
6	Deutsche Bank AG acting through its London Branch	54,000	August 23,2006

EXECUTION COPY

FOUNDER NOTE PURCHASE AGREEMENT

THIS FOUNDER NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 8, 2006 by and among China Sunergy Co., Ltd., a British Virgin Islands business company (the “Purchaser”), and the individuals listed on Exhibit A hereto (collectively, the “Founders” and each, a “Founder”).

WHEREAS, the Founders are equity interest holders in CEEG (Nanjing) PV-Tech Co., Ltd., a Sino-foreign joint venture organized under the laws of the PRC (the “Company”), which was established pursuant to a joint venture agreement dated August 2, 2004 (the “JV Agreement”); the Company have entered into a Loan Agreement with the Purchaser concurrently herewith for the Purchaser to extend a loan to the Company in the principal amount of US$10,000,000 subject to the terms and conditions thereof (the “Loan Agreement”);

WHEREAS, the parties hereto, together with certain other equity interest holders in the Company, have entered into an Equity Transfer Agreement concurrently herewith for the Purchaser to purchase 100% of the equity interests in the Company subject to the terms and conditions thereof (the “Equity Transfer Agreement”);

WHEREAS, the parties hereto, together with certain other equity interest holders in the Company, have entered into a Warrant Purchase Agreement concurrently herewith for the Founders and other equity interest holders in the Company to purchase ordinary shares in the Purchaser subject to the terms and conditions thereof (the “Warrant Purchase Agreement” and collectively with the Loan Agreement and the Equity Transfer Agreement, the “Transaction Agreements”);

WHEREAS, the parties hereto desire that the entering into this Agreement shall be a condition to the entering into by the parties of each of the Transaction Agreements and that the completion of the transactions contemplated under this Agreement shall be a condition precedent to the completion of the transactions contemplated under each of the Transaction Agreements;

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF FOUNDER NOTES

1.1 Issuance of Founder Notes. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Founder shall issue and sell to the Purchaser, and the Purchaser shall purchase from such Founder, a promissory note (each such note, a “Founder Note” and collectively, the “Founder Notes”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” set forth opposite such Founder’s name on Exhibit A attached hereto.

1.2 Form of Founder Notes. The Founder Notes shall be in the form of Exhibit B attached hereto.

SECTION 2

CLOSING

2.1 Closing. Subject to the satisfaction of the conditions set forth in Section 4 below or waiver by the Purchaser thereof, the closing of the purchase and sale of the Founder Notes hereunder (the “Closing”) shall be held at the offices of Hogan & Hartson LLP in Shanghai on or about March 8, 2006 or at such other place and date as is mutually agreeable to the Purchaser and the Founders issuing Founder Notes representing a majority of the aggregate Principal Amounts of all Founder Notes to be issued at the Closing.

2.2 Delivery. At the Closing (i) the Purchaser shall deliver the Principal Amount applicable to such Founder in accordance with Section 2.3 below, and (ii) each Founder shall execute and deliver to the Purchaser (A) a Founder Note reflecting the date of the Closing and the name of the Purchaser in such principal amount equal to the Principal Amount applicable to such Founder and (B) a written authorization for the Purchaser to deliver a portion of the applicable Principal Amount to the Company directly as payment by such Founder of its portion of unpaid registered capital of the Company owing under the JV Agreement in form and substance satisfactory to the Purchaser and confirmed by the Certified Public Accountant engaged by the Company to conduct capital verification. Each such Founder Note shall be a binding obligation of the Founder issuing such Founder Note upon execution thereof by such Founder and delivery thereof to the Purchaser.

2.3 Method of Delivery of Principal Amount. Of the total Principal Amount applicable to each Founder as set forth in Exhibit A, the Purchaser shall (i) deliver the amount set forth opposite the name of such Founder in Exhibit C hereto under the caption “To Company” (such amount, the “Unpaid Registered Capital Amount”) to an account designated by the Company in writing at least five (5) days prior to the Closing as the payment by such Founder of its unpaid portion of registered capital required under the JV Agreement in accordance with Section 5.1 below and the “Use of Proceeds” provisions under the Founder Note to be issued by such Founder at the Closing, and (ii) deliver the amount set forth opposite the name of such Founder in Exhibit C under the caption “To Founder” to an account designated by such Founder in writing at least five (5) days prior to the Closing.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

Each Founder hereby, jointly and severally, represents and warrants to the Purchaser that:

3.1 Power; Binding Obligation. Such Founder has the requisite power to execute and deliver, and perform all of its obligations under, this Agreement. Each of this Agreement and the Founder Note applicable to such Founder constitutes the valid and legally binding obligation of such Founder, enforceable against such Founder in accordance with its terms.

3.2 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against such Founder that questions the validity of this Agreement, the right of such Founder to enter into this Agreement, or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation by such Founder currently pending or that such Founder intends to initiate.

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3.3 Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of such Founder is required in connection with the consummation of the transactions contemplated by this Agreement. Such Founder is not in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any statute, rule or regulation applicable to such Founder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract.

SECTION 4

CONDITIONS TO CLOSING

The obligations of the Purchaser under this Agreement at the Closing are subject to the fulfillment, to the Purchaser’s satisfaction, at or before the Closing, or waiver by the Purchaser of the following conditions:

4.1 Representations and Warranties Ture, Correct and Complete. The representations and warranties of the Founders contained in Section 3 shall be true, correct and complete when made, and shall be true, correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

4.2 Performance of Obligations. Each of the Founders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Equity Transfer Agreement. The Equity Transfer Agreement shall have been duly executed and delivered by the parties thereto (other than the Purchaser).

4.4 Transaction Agreements. There shall not have been any material breach by any party other than the Purchaser under each of the Transaction Agreements.

4.5 Founder Notes. The Founder Notes shall have been duly executed and delivered by the respective Founders in accordance with the terms hereof.

SECTION 5

COVENANTS OF FOUNDERS

5.1 Use of Proceeds. Out of the total Principal Amount applicable to each Founder, at least the Unpaid Registered Capital Amount applicable to such Founder shall be paid to the Company as registered capital.

5.2 Guarantee. Each of the Founders, unconditionally and irrevocably, guarantees all of the obligations of the other Founders under this Agreement and the Founder Notes issued by such other Founders.

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5.3 Capital Verification Report. As soon as practicable, but in any event within five (5) days, following the Closing, the Founders shall cause a capital verification report to be issued by a reputable PRC accounting firm and delivered to the Purchaser, which capital verification report shall indicate (i) the full payment of all outstanding registered capital of the Company and (ii) the method of such payment of registered capital being in compliance with the articles of association of the Company then in effect.

SECTION 6

MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by any Founder without the written consent of the Purchaser.

6.4 Entire Agreement. This Agreement, the Transaction Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit D hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit D; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit D with next business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.5 by giving, the other party written notice of the new address in the manner set forth above.

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6.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Purchaser and the Founders issuing Founder Notes which constitute more than 50% of the aggregate Principal Amounts.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such former party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring.

6.8 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.10 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

6.11 Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 6.11. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE PURCHASER:

CHINA SUNERGY CO., LTD.

By:	/s/ Fernando R. Vila
Name:	FERNANDO R. VILA
Title:	DIRECTOR

THE FOUNDERS:

/s/ Zhao Jianhua
Name:	Zhao Jianhua

/s/ Wang Aihua
Name:	Wang Aihua

/s/ Zhang Fengming
Name:	Zhang Fengming

SIGNATURE PAGE TO NJPV FOUNDER NOTE PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF FOUNDERS

Name	Principal Amount (US$)
Zhao Jianhua	950,400
Wang Aihua	216,000
Zhang Fengming	1,944,000
TOTAL	3,110,400

EXHIBIT B

FORM OF FOUNDER NOTE

PROMISSORY NOTE

US$950,400	March 8, 2006

FOR VALUE RECEIVED, ZHAO JIANHUA, a citizen of Australia (Passport No. L5162256) (the “Issuer”), promises to pay to the order of CHINA SUNERGY CO., LTD., a BVI business company (the “Company”), or its assigns (the “Holder”), the principal sum of Nine Hundred Fifty Thousand Four Hundred United States Dollars (US$950,400) with interest on the outstanding principal amount at the rate of four percent (4%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), all indebtedness hereunder shall accrue interest at the rate of twenty percent (20%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate permitted by applicable law (the “Default Interest Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof. In the event that any interest is paid on this Promissory Note (this “Note”) which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

Founder Note Purchase Agreement. This Note is issued pursuant to the terms of that certain Founder Note Purchase Agreement (the “Agreement”) dated as of March 8, 2006, by and among the Issuer, certain other individuals and the Company. This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the issuer and the principal amount of each of the Notes) issued or to be issued in accordance with the terms of the Agreement.

Maturity. The entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (i) the one (1) year anniversary of the date hereof, (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default, or (iii) the date on which all governmental approvals in connection with the consummation of the transactions contemplated under the Equity Transfer Agreement (as defined in the Agreement) shall have been obtained (such earlier date, the “Maturity Date”).

Payment.

Form of Payment. All payments of interest and principal shall be (i) in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Issuer, or (ii) in the form of cancellation of obligation to pay purchase price by the Company to the Issuer pursuant to the Equity Transfer Agreement. All payments shall be applied first to accrued interest, and thereafter to principal.

Prepayment. Prepayment of principal or interest under this Note without the express written consent of Holder is not permitted.

Use of Proceeds. At least US$460,020 of proceeds from this Note shall be paid to CEEG (Nanjing) PV-Tech Co., Ltd., a Sino-foreign joint venture organized under the laws of the PRC, as registered capital owing by the Issuer under the joint venture agreement pursuant to which the joint venture was established.

Events of Default.

Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

(ii) any material default shall occur in the observance or performance of any covenant, obligation or agreement of the Issuer under this Note or the Agreement;

(iii) any material breach of the representations, warranties and covenants contained in the Agreement by any party thereto other than the Company;

(iv) any material breach of any covenant, obligation or agreement under any of the other Notes by the issuer thereof; or

(v) any material breach of the representations, warranties and covenants contained in any of the Transaction Agreements (as defined in the Agreement) by any party thereto other than the Company.

Consequences of Events of Default.

(vi) If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder, and the Issuer shall immediately pay to Holder all such amounts. From and after an Event of Default, all indebtedness hereunder shall accrue interest at the Default Interest Rate from and after the Event of Default. The Issuer agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the Default Interest Rate on such costs and expenses to the extent not paid when demanded.

(vii) Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Issuer shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed.

Governing Law. This Note shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Issuer and the holder hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Issuer, the Holder and its assigns.

Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 6.5 of the Agreement.

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first above written.

ISSUER:

/s/ Zhao Jianhua
Name: Zhao Jianhua

SIGNATURE PAGE TO FOUNDER NOTE – ZHAO JIANHUA

PROMISSORY NOTE

US$216,000	March 8, 2006

FOR VALUE RECEIVED, WANG AIHUA, a citizen of Australia (Passport No. L4142723) (the “Issuer”), promises to pay to the order of CHINA SUNERGY CO., LTD., a BVI business company (the “Company”), or its assigns (the “Holder”), the principal sum of Two Hundred Sixteen Thousand United States Dollars (US$216,000) with interest on the outstanding principal amount at the rate of four percent (4%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), all indebtedness hereunder shall accrue interest at the rate of twenty percent (20%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate permitted by applicable law (the “Default Interest Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof. In the event that any interest is paid on this Promissory Note (this “Note”) which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

1. Founder Note Purchase Agreement. This Note is issued pursuant to the terms of that certain Founder Note Purchase Agreement (the “Agreement”) dated as of March 8, 2006, by and among the Issuer, certain other individuals and the Company. This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the issuer and the principal amount of each of the Notes) issued or to be issued in accordance with the terms of the Agreement.

Maturity. The entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (i) the one (1) year anniversary of the date hereof, (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default, or (iii) the date on which all governmental approvals in connection with the consummation of the transactions contemplated under the Equity Transfer Agreement (as defined in the Agreement) shall have been obtained (such earlier date, the “Maturity Date”).

Payment.

Form of Payment. All payments of interest and principal shall be (i) in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Issuer, or (ii) in the form of cancellation of obligation to pay purchase price by the Company to the Issuer pursuant to the Equity Transfer Agreement. All payments shall be applied first to accrued interest, and thereafter to principal.

Prepayment. Prepayment of principal or interest under this Note without the express written consent of Holder is not permitted.

Use of Proceeds. All of the proceeds from this Note shall be paid to CEEG (Nanjing) PV-Tech Co., Ltd., a Sino-foreign joint venture organized under the laws of the PRC, as registered capital owing by the Issuer under the joint venture agreement pursuant to which the joint venture was established.

Events of Default.

Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

(ii) any material default shall occur in the observance or performance of any covenant, obligation or agreement of the Issuer under this Note or the Agreement;

(iii) any material breach of the representations, warranties and covenants contained in the Agreement by any party thereto other than the Company;

(iv) any material breach of any covenant, obligation or agreement under any of the other Notes by the issuer thereof; or

(v) any material breach of the representations, warranties and covenants contained in any of the Transaction Agreements (as defined in the Agreement) by any party thereto other than the Company.

Consequences of Events of Default.

(vi) If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder, and the Issuer shall immediately pay to Holder all such amounts. From and after an Event of Default, all indebtedness hereunder shall accrue interest at the Default Interest Rate from and after the Event of Default. The Issuer agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the Default Interest Rate on such costs and expenses to the extent not paid when demanded.

(vii) Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Issuer shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed.

Governing Law. This Note shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

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Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Issuer and the holder hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Issuer, the Holder and its assigns.

Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 6.5 of the Agreement.

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first above written.

ISSUER:

/s/ Wang Aihua
Name: Wang Aihua

SIGNATURE PAGE TO FOUNDER NOTE – WANG AIHUA

PROMISSORY NOTE

US$1,944,000	March 8, 2006

FOR VALUE RECEIVED, ZHANG FENGMING, a citizen of Australia (Passport No.L3798159) (the “Issuer”), promises to pay to the order of CHINA SUNERGY CO., LTD., a BVI business company (the “Company”), or its assigns (the “Holder”), the principal sum of One Million Nine Hundred Forty-Four Thousand United States Dollars (US$1,944,000) with interest on the outstanding principal amount at the rate of four percent (4%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), all indebtedness hereunder shall accrue interest at the rate of twenty percent (20%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate permitted by applicable law (the “Default Interest Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof. In the event that any interest is paid on this Promissory Note (this “Note”) which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

1. Founder Note Purchase Agreement. This Note is issued pursuant to the terms of that certain Founder Note Purchase Agreement (the “Agreement”) dated as of March 8, 2006, by and among the Issuer, certain other individuals and the Company. This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the issuer and the principal amount of each of the Notes) issued or to be issued in accordance with the terms of the Agreement.

Maturity. The entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (i) the one (1) year anniversary of the date hereof, (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default, or (iii) the date on which all governmental approvals in connection with the consummation of the transactions contemplated under the Equity Transfer Agreement (as defined in the Agreement) shall have been obtained (such earlier date, the “Maturity Date”).

Payment.

Form of Payment. All payments of interest and principal shall be (i) in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Issuer, or (ii) in the form of cancellation of obligation to pay purchase price by the Company to the Issuer pursuant to the Equity Transfer Agreement. All payments shall be applied first to accrued interest, and thereafter to principal.

Prepayment. Prepayment of principal or interest under this Note without the express written consent of Holder is not permitted.

Use of Proceeds. At least US$1,296,000 of proceeds from this Note shall be paid to CEEG (Nanjing) PV-Tech Co., Ltd., a Sino-foreign joint venture organized under the laws of the PRC, as registered capital owing by the Issuer under the joint venture agreement pursuant to which the joint venture was established.

Events of Default.

Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

(ii) any material default shall occur in the observance or performance of any covenant, obligation or agreement of the Issuer under this Note or the Agreement;

(iii) any material breach of the representations, warranties and covenants contained in the Agreement by any party thereto other than the Company;

(iv) any material breach of any covenant, obligation or agreement under any of the other Notes by the issuer thereof; or

(v) any material breach of the representations, warranties and covenants contained in any of the Transaction Agreements (as defined in the Agreement) by any party thereto other than the Company.

Consequences of Events of Default.

(vi) If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder, and the Issuer shall immediately pay to Holder all such amounts. From and after an Event of Default, all indebtedness hereunder shall accrue interest at the Default Interest Rate from and after the Event of Default. The Issuer agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the Default Interest Rate on such costs and expenses to the extent not paid when demanded.

(vii) Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Issuer shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed.

Governing Law. This Note shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

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Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Issuer and the holder hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Issuer, the Holder and its assigns.

Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 6.5 of the Agreement.

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first above written.

ISSUER:

/s/ Zhang Fengming
Name: Zhang Fengming

EXHIBIT C

DELIVERY OF PRINCIPAL AMOUNT

Name	To Company (US$)	To Founder (US$)
Zhao Jianhua	460,020	490,380
Wang Aihua	216,000	0
Zhang Fengming	1,296,000	648,000
TOTAL	1,972,020	1,138,380